UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

FERMI INC.
(Name of Registrant as Specified In Its Charter)

VICKSBURG INVESTMENTS MANAGEMENT LLC

TOBY R. NEUGEBAUER

MELISSA A. NEUGEBAUER 2020 TRUST

DAVID A. DAGLIO

CHARLES M. ELSON

SHEILA HOODA

JOHN T. JIMENEZ

JUAN A. PUJADAS

JANET YANG

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

THIS SOLICITATION IS BEING CONDUCTED BY THE FERMI FOUNDER PARTIES AND THE OTHER PARTICIPANTS AND IS NOT BEING CONDUCTED BY OR ON BEHALF OF FERMI INC. OR ITS BOARD OF DIRECTORS

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TOBY R. NEUGEBAUER

June 10, 2026

Dear Fellow Fermi Shareholder:

Just over one year ago, I co-founded Fermi Inc. (“Fermi” or the “Company”) to develop Project Matador, the largest, most actionable project to meet the urgent and vast market need of delivering power to the AI economy. In the last year, the Fermi team has assembled the physical, financial, and regulatory foundation of what I believe is a world-class asset that is uniquely positioned in the competitive landscape.

I am seeking to call a Special Meeting of Shareholders (the “Special Meeting”) to be held as promptly as practicable to vote on expanding the size of the Fermi Board of Directors (the “Board”) and electing seven highly qualified candidates and removing and replacing three current directors. The Special Meeting will offer shareholders their first opportunity to vote on the composition of the Board and the strategic direction of Fermi.

The Special Meeting is essential and urgent because I believe the Board should immediately launch a credible and rigorous strategic review, led by independent financial and legal advisors, to evaluate the Company’s standalone plan against potential strategic transactions that could deliver full value to all shareholders and de-risk the project in favor of an immediate and fair premium. I believe that calling the Special Meeting and electing my nominees would install a Board majority who can give full and fair consideration to a value-maximizing sale or strategic partnership, and deliver a referendum to the Board that shareholders favor a credible, independent, and rigorous review of all opportunities to maximize value for all shareholders, including a potential sale or strategic partnership.

I urge you to carefully consider the information contained in the accompanying Solicitation Statement and then support our efforts and return an agent designation by following the instructions on the enclosed GREEN agent designation card.

If you have any questions or require any assistance with providing your agent designation, please contact Saratoga Proxy Consulting LLC, who is assisting us, at its address and toll-free numbers provided in the accompanying Solicitation Statement.

Thank you for your support,
Toby R. Neugebauer

THIS SOLICITATION IS BEING CONDUCTED BY THE FERMI FOUNDER PARTIES AND THE OTHER PARTICIPANTS AND IS NOT BEING CONDUCTED BY OR ON BEHALF OF FERMI INC. OR ITS BOARD OF DIRECTORS

SOLICITATION STATEMENT TO CALL A SPECIAL MEETING OF SHAREHOLDERS

OF

FERMI INC.

BY

TOBY R. NEUGEBAUER
AND THE OTHER PARTICIPANTS IN HIS SOLICITATION

This Solicitation Statement and the enclosed GREEN agent designation card are being furnished by Toby R. Neugebauer, the Co-Founder and former Chief Executive Officer of Fermi Inc., a Texas corporation (“Fermi” or the “Company”), and two of his affiliated entities, Vicksburg Investments Management LLC (“Vicksburg”) and Melissa A. Neugebauer 2020 Trust (“MN Trust” and, together with Mr. Neugebauer and Vicksburg, the “Fermi Founder Parties”), and the other named participants to this solicitation (together with the Fermi Founder Parties, the “Participants” or “we”), in connection with their solicitation from holders of the Company’s common stock, par value $0.001 per share (“Common Stock”), of the appointments of persons to be designated as the shareholders’ agents for the purpose of calling a special meeting of shareholders of the Company (the “Special Meeting”).

The Fermi Founder Parties seek to call the Special Meeting for the following purposes (the “Proposals”):

●	The “Bylaws Restoration Proposal”: To repeal any provisions of the Company’s Amended and Restated Bylaws (the “Bylaws”) in effect at the time this Proposal becomes effective, including any amendments thereto, which were not included in the Bylaws that were in effect and were filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2025 and were adopted unilaterally by the Company’s Board of Directors (the “Board”) without shareholder approval, including the amendments adopted by the Board on May 13, 2026 that create a supermajority threshold for shareholders to adopt the Board Size Proposal.

●	The “Board Size Proposal”: To amend and restate Section 3.2 of the Bylaws to permit the Company’s shareholders to determine the number of directors on the Board in the form set forth in Schedule I hereto.

●	The “Fair Elections Proposal”: To amend and restate Section 2.16(f) of the Bylaws to clarify and affirm that shareholders may nominate directors at special meetings of shareholders of the Company called for that purpose, including the Special Meeting, in the form set forth in Schedule II hereto.

●	The “Board Increase Proposal”: Contingent upon the adoption of the Board Size Proposal, to fix the number of directors on the Board at seven directors more than the number of directors constituting the Board at the time this Proposal becomes effective.

●	The “Director Election Proposal”: Contingent upon the adoption of the Board Size Proposal and the Board Increase Proposal, to elect the following seven persons to serve as directors of the Company: David A. Daglio, Charles M. Elson, Sheila Hooda, John T. Jimenez, Toby R. Neugebauer, Juan A. Pujadas and Janet Yang (collectively, the “Nominees” and all of the Nominees except for Mr. Neugebauer, collectively, the “Independent Nominees”).

●	The “Director Removal Proposal”: Pursuant to Section 3.4 of the Bylaws, to remove for cause each of Marius Haas, Cordel Robbin-Coker and Lee McIntire as directors of the Company.

●	The “Director Replacement Proposal”: Contingent upon the adoption of the Director Removal Proposal, to elect the following three persons to serve as directors of the Company, to the extent that such persons are not elected to the Board pursuant to the Director Election Proposal: David A. Daglio, Toby R. Neugebauer and Juan A. Pujadas (collectively, the “Replacement Nominees”).

The Fermi Founder Parties and the other Participants are seeking to call the Special Meeting as soon as possible to ensure that shareholders have a near-term opportunity to determine the future of Fermi. The Special Meeting would be the very first shareholder vote held at this Company: the Company has yet to schedule its first annual shareholder meeting, and the future of the Company is being determined by unelected directors at this critical inflection point for the Company.

The Fermi Founder Parties are seeking to call the Special Meeting because they believe that immediate actions, including making significant changes to the Board and offering shareholders a referendum on a value-maximizing sale to a third party or strategic partnership of the Company, are necessary to maximize value for all shareholders. In addition, the Fermi Founder Parties are seeking to remove certain incumbent directors for cause based on their self-interested actions that have harmed shareholder value, including unprecedented attempts to disenfranchise shareholders in order to prevent a shareholder vote at the May 29 Meeting (as defined below) and effectively block the Board Size Proposal and thus the Director Election Proposal through last-minute bylaw amendments, in each case as described under the section of this Solicitation Statement entitled “Reasons for the Solicitation.”

Approval of all of the Proposals would result in the creation of a new Board majority composed of the Nominees or the Replacement Nominees, as applicable, together with existing directors Miles Everson and Larry Kellerman, who have been designated as directors by the Fermi Founder Parties under a Director Nomination Agreement with the Company. The Fermi Founder Parties believe that this new Board majority would give full and fair consideration to a value-maximizing sale or strategic partnership, alongside consideration of the Company’s current standalone plan, in each case in the exercise of their independent fiduciary judgment.

This solicitation is the Fermi Founder Parties’ second attempt to provide shareholders with their first opportunity to vote on the future of Fermi. On April 17, 2026, Mr. Neugebauer called a special meeting of shareholders of the Company, in his then-current capacity as President and Chief Executive Officer of the Company, to be held on May 29, 2026 (the “May 29 Meeting”). However, the Company has obstructed the May 29 Meeting by purporting to cancel it, refusing to provide legally required stock ledgers, filing an unsuccessful lawsuit to block the meeting, and adopting entrenching bylaw amendments. On May 19, 2026, the Fermi Founder Parties announced that they had elected to withdraw their solicitation for the May 29 Meeting after determining that it had become legally impracticable to continue due to continued obstruction by the Company that raised the risk that a victory at the May 29 Meeting would be attacked by the Board in yet another maneuver to invalidate the shareholder franchise.

If you want to have the opportunity to vote on the Proposals, the Fermi Founder Parties encourage you to complete and return the accompanying GREEN agent designation card as soon as possible.

Pursuant to the Company’s Certificate of Formation (the “Certificate of Formation”), a special meeting of shareholders may be called by holders of not less than 50% of the Company’s then outstanding shares of capital stock entitled to vote at such special meeting. The Fermi Founder Parties and the other Participants are not currently seeking your proxy, consent, authorization or agent designation for approval of any of the Proposals or any other action at the Special Meeting. In the event the Special Meeting is called, the Fermi Founder Parties intend to disseminate proxy materials relating to the Proposals to be voted on at the Special Meeting to all holders of capital stock entitled to notice of and to vote at the Special Meeting.

This solicitation of agent designations is being made by the Fermi Founder Parties and the other Participants, and not by or on behalf of the Company. The Participants are asking each shareholder of the Company to appoint each of the designated agents as such shareholder’s agents for the purpose of calling a special meeting by completing the accompanying GREEN agent designation card. Shareholders may revoke their agent designations at any time prior to the time that the designated agents call the Special Meeting, as described further below under “Questions and Answers about This Solicitation of Agent Designations.”

This Solicitation Statement is first being sent to shareholders, along with the enclosed GREEN agent designation card, on or about June 10, 2026.

Saratoga Proxy Consulting LLC is assisting the Fermi Founder Parties and the other Participants with their effort to solicit agent designations. If you have any questions or require assistance in executing your GREEN agent designation card, please contact:

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

QUESTIONS AND ANSWERS ABOUT THIS SOLICITATION OF AGENT DESIGNATIONS

The following are some of the questions you, as a shareholder, may have about the solicitation of agent designations and answers to those questions. The following is not a substitute for the information contained in the rest of this Solicitation Statement, and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this Solicitation Statement. We urge you to read this Solicitation Statement carefully and in its entirety before making any decision on whether to appoint any agent hereunder.

Who is making this solicitation?

The solicitation is being made by Toby R. Neugebauer, his affiliates Vicksburg and MN Trust, and the Fermi Founder Parties’ Independent Nominees. Mr. Neugebauer is the Co-Founder and former Chief Executive Officer of the Company, who led the development of the Company from incorporation in January 2025 through the development of the physical, financial, and regulatory foundation of Project Matador. Today, Mr. Neugebauer is the Company’s largest shareholder, with beneficial ownership of 22.7% of the outstanding shares of Common Stock.

Why are the Fermi Founder Parties making this solicitation?

The Fermi Founder Parties are asking the shareholders of the Company to execute a GREEN agent designation card accompanying this Solicitation Statement to authorize them to call the Special Meeting. Mr. Neugebauer is seeking to call the Special Meeting because he believes that the Board should immediately launch a credible and rigorous strategic review to evaluate the Company’s standalone plan against potential strategic transactions that could deliver full value to all shareholders and de-risk Project Matador, the Company’s scarce and strategically valuable platform for AI power and data-center infrastructure, in favor of an immediate and fair premium.

The Special Meeting will offer shareholders their first opportunity to vote on the composition of the Board and the strategic direction of Fermi. The Special Meeting would be the very first shareholder vote held at this Company; the Company has yet to schedule its first annual shareholder meeting, and the Company’s unprecedented level of legal obstruction caused the Fermi Founder Parties to withdraw their solicitation for the May 29 Meeting.

The Fermi Founder Parties believe that electing the Nominees would install a Board majority committed to giving full and fair consideration to a value-maximizing sale or strategic partnership, in each case in the exercise of their independent fiduciary judgment, and deliver a referendum to the Board that shareholders favor a credible, independent, and rigorous review of all opportunities to maximize value for all shareholders, including a potential sale or strategic partnership.

Please see the section entitled “Reasons for the Solicitation” for additional information.

What are the Fermi Founder Parties asking me to do in this solicitation?

The Fermi Founder Parties are asking you to constitute and appoint Toby R. Neugebauer and John Ferguson (the “Designated Agents”), and each of them, as your proxy and agent to act on behalf of the shareholders to call the Special Meeting, including, without limitation, calling the Special Meeting, setting the date, time and location of the Special Meeting, and signing and delivering the notice of the Special Meeting.

If the Fermi Founder Parties receive executed agent designations from the holders of an amount of shares of Common Stock that, together with the shares of Common Stock beneficially owned by the Fermi Founder Parties, meets or exceeds 50% of the Common Stock outstanding, the Designated Agents intend to call the Special Meeting to be held as soon as practicable for the purpose of considering and voting upon the Proposals.

Currently, the Fermi Founder Parties intend to call for the Special Meeting to be held as promptly as practicable after receipt of sufficient agent designations to call the Special Meeting, which the Fermi Founder Parties currently anticipate to be on or around July 15, 2026, at a time and location to be determined. However, the Fermi Founder Parties may, in their discretion, select a different date for the Special Meeting, and may in their discretion decline to call the Special Meeting notwithstanding the receipt of a sufficient number of agent designations to do so under the Certificate of Formation. Any change in the date of the Special Meeting would be included in the notice of meeting sent to shareholders in connection with the Special Meeting.

Who is eligible to send an agent designation?

Only shareholders as of the close of business on June 10, 2026, the date that one of the Fermi Founder Parties signed a notice to call the Special Meeting in accordance with Section 21.352 of the Texas Business Organizations Code, are entitled to deliver agent designations with respect to this solicitation.

How do I submit or send my agent designation?

If you are a holder of record of Common Stock, you may elect to execute an agent designation in favor of calling the Special Meeting by signing, dating and returning the accompanying GREEN agent designation card promptly in the enclosed postage-paid envelope.

If your Common Stock is held in the name of a bank, broker firm, dealer, trust company or other nominee (also called a “street name” shareholder), only that nominee can exercise the right to designate an agent with respect to the Common Stock that you beneficially own through such nominee, and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute an agent designation in favor of calling the Special Meeting. Please follow the instructions provided on the enclosed GREEN agent designation card. If your bank, broker firm, dealer, trust company or other nominee provides for agent designation instructions to be delivered to them by telephone or internet, instructions will be included on the enclosed GREEN agent designation card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Saratoga Proxy Consulting LLC, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you return a validly executed and dated GREEN agent designation card and check the first box on the card (“The undersigned CONSENTS to the calling of the Special Meeting and agent designation.”), the shares represented by your agent designation card will be considered to have consented to the calling of the Special Meeting and agent designation, and will revoke any previously submitted agent designation card or revocation card.

If you return a validly executed and dated GREEN agent designation card and check the second box on the card (“The undersigned DOES NOT CONSENT to the calling of the Special Meeting and agent designation.”), the shares represented by your agent designation card will not be considered to have consented to the calling of the Special Meeting and agent designation, and will revoke any previously submitted agent designation card or revocation card. In the event that you have previously executed a revocation card and delivered it to the Company, submitting a GREEN agent designation card and checking the second box on the card would revoke such revocation card, but would have the same legal effect as such revocation card and will help us track your support.

If you return a validly executed and dated GREEN agent designation card without indicating whether you consent or do not consent to the calling of the Special Meeting and agent designation, the shares represented by your agent designation card will be considered to have consented to the calling of the Special Meeting and agent designation, as recommended by the Fermi Founder Parties.

How many agent designations must be received in order to call the Special Meeting?

Pursuant to the Certificate of Formation, a special meeting of shareholders may be called by holders of not less than 50% of the Company’s outstanding shares of capital stock entitled to vote at such meeting.

If the Fermi Founder Parties receive executed agent designations from the holders of an amount of shares of Common Stock that, together with the shares of Common Stock beneficially owned by the Fermi Founder Parties, meets or exceeds 50% of the Common Stock outstanding, Mr. Neugebauer and John Ferguson, as the Designated Agents, intend to call the Special Meeting to be held as soon as practicable for the purpose of considering and voting upon the Proposals.

As of the Beneficial Ownership Date, the Fermi Founder Parties beneficially own 146,516,035 shares of Common Stock, representing approximately 22.7% of the Company’s outstanding Common Stock. In addition, certain other members of Mr. Neugebauer’s immediate family and their affiliated entities beneficially own approximately 14.6% of outstanding shares of Common Stock and Mr. Neugebauer’s existing director designees to the Board (Miles Everson and Larry Kellerman) beneficially own approximately 3.0% of outstanding shares of Common Stock. None of the Fermi Founder Parties or the other Participants has entered into any agreements, arrangements or understandings with such family members or existing designees regarding how they will vote such shares.

Currently, the Fermi Founder Parties intend to call for the Special Meeting to be held as promptly as practicable after receipt of sufficient agent designations to call the Special Meeting, which the Fermi Founder Parties currently anticipate to be on or around July 15, 2026, at a time and location to be determined. However, the Fermi Founder Parties may, in their discretion, select a different date for the Special Meeting, and may in their discretion decline to call the Special Meeting notwithstanding the receipt of a sufficient number of agent designations to do so under the Certificate of Formation. Any change in the date of the Special Meeting would be included in the notice of meeting sent to shareholders in connection with the Special Meeting.

Please see the section entitled “The Special Meeting” for additional information.

Are you soliciting agent designations or proxies for the Proposals at the Special Meeting?

No. This solicitation of agent designations is solely for the purpose of calling the Special Meeting. In the event the Special Meeting is called, the Fermi Founder Parties will send you a separate set of proxy materials relating to the Proposals to be voted on at the Special Meeting. The Fermi Founder Parties are currently not soliciting proxies, consents, authorizations or agent designations for approval of any of the Proposals or any other action at the Special Meeting.

What should I do if I decide to revoke my agent designation?

An executed agent designation card may be revoked at any time before the action authorized by the previously executed agent designation becomes effective by marking, dating, signing and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the agent designation previously given is no longer effective. The delivery of a completed, later dated agent designation card will revoke any earlier dated agent designation. The revocation must be delivered to Saratoga Proxy Consulting LLC at P.O. Box 2250, New Hyde Park, NY 11040 or to the Company at Fermi Inc., 620 S. Taylor St., Suite 301, Amarillo, TX 79101. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to the Fermi Founder Parties in care of Saratoga Proxy Consulting LLC at the address set forth in this Solicitation Statement so that we will be aware of all revocations and can more accurately determine if and when sufficient agent designations have been received.

Whom should I call if I have any questions about the solicitation?

Saratoga Proxy Consulting LLC is assisting the Fermi Founder Parties and the other Participants with their effort to solicit agent designations. If you have any questions or require assistance in executing your agent designation, please contact:

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

REASONS FOR THE SOLICITATION

Summary

The Fermi Founder Parties are soliciting support from Fermi shareholders to call the Special Meeting so that shareholders will have a near-term opportunity to determine the future direction of Fermi. The Special Meeting will be shareholders’ first opportunity to vote for directors, as the Company’s legal entrenchment frustrated the May 29 Meeting called by Mr. Neugebauer in his then-current capacity as President and Chief Executive Officer of the Company and the Company has yet to announce the date of its first annual meeting of shareholders.

The Company is at a massive inflection point. Project Matador has become a scarce and strategically valuable platform for AI power and data-center infrastructure. The Fermi Founder Parties believe the Board should immediately launch a credible, well-executed dual-track process, led by independent financial and legal advisors, to evaluate the Company’s standalone plan against potential strategic transactions that may include a sale, merger, majority buyout, share exchange, or strategic partnership that could deliver a change of control premium and reduce remaining project execution risk. The Fermi Founder Parties believe that a strategic transaction could offer the greatest opportunity to de-risk the project for shareholders while delivering an immediate, full-value premium to the current stock price.

At the Special Meeting, shareholders would have the opportunity to elect a new Board majority of high-quality, impartial directors and deliver a referendum for a credible, independent process to unlock maximum shareholder value. Shareholders would also have an opportunity to remove and replace three current directors for cause based on their unprecedented entrenchment, which has disenfranchised shareholders in an attempt to retain their own control. The seven Nominees or three Replacement Nominees, as applicable, together with two current directors designated as directors under the Director Nomination Agreement by Mr. Neugebauer’s affiliated entities (Miles Everson and Larry Kellerman), would constitute a Board majority that the Fermi Founder Parties believe would be prepared, subject at all times to their fiduciary duties, to oversee a rigorous dual-track review of all alternatives available to the Company.

The Fermi Founder Parties are the Company’s largest shareholders, with beneficial ownership of 22.7% of outstanding shares. Reflecting continued alignment with public shareholders, the Fermi Founder Parties have not sold any shares of common stock since the initial public offering (“IPO”), unlike significant pre-IPO shareholders such as Caddis Holdings LLC and Pencross Energy, LLC. Furthermore, Mr. Neugebauer’s disposal of shares in connection with the IPO was for the purposes of furthering the Company’s compliance with real estate investment trust (“REIT”) rules, and while he has been subject to now-expired lock-up restrictions and periodically been subject to restrictions under insider trading policies he has not sold during periods when he would be entitled to do so (including through the adoption of Rule 10b5-1 plans).

The bottom line is straightforward: this solicitation is about achieving full value for shareholders, and the critical importance of full and free shareholder democracy to achieving it. Mr. Neugebauer does not intend to return to management if elected as a director unless requested to do so by the Board. Instead, his primary focus is ensuring that the future of Fermi is overseen by directors prepared to conduct an independent process that fully tests whether shareholders are best served by the standalone plan or by a value-maximizing transaction with a strategic or other counterparty.

Fermi is a world-class company built in record time to meet a defining AI-era infrastructure need.

Fermi was created to address a practical problem facing the AI economy: advanced computing requires enormous amounts of reliable power, delivered on timelines that the public grid often cannot meet without imposing additional burdens on ratepayers. Hyperscalers, data-center developers, chip manufacturers, utilities, energy companies and capital providers are all pursuing solutions that combine compute capacity with dedicated power supply. The Fermi Founder Parties believe Project Matador is among the largest and most actionable platforms positioned to meet this urgent market need.

Project Matador is designed as an approximately 7,500-acre, 17 gigawatt private power grid and data-center campus in Amarillo, Texas, intended to serve hyperscalers and other large power users through long-term tenant agreements.

In approximately 15 months, through mid-April 2026, the Fermi team achieved a series of milestones that demonstrate both Project Matador’s execution to date and its strategic value to third parties. Among other things, Fermi signed a 99-year ground lease with the Texas Tech University System; secured over 2 GW of total power generation once in combined cycle; obtained the nation’s second largest approximately 6 GW Clean Air Permit and filed an additional approximately 5 GW permit with the Texas Commission on Environmental Quality; secured approximately $1 billion in financing facilities, including a majority from Mitsubishi UFJ Financial Group (“MUFG”); assembled a leading nuclear team; submitted a large-scale nuclear combined operating license application accepted for review by the Nuclear Regulatory Commission; partnered with Hyundai E&C; ordered key nuclear long-lead equipment from Doosan Enerbility; installed a 450 MMcfpd natural gas pipeline; secured water, Xcel power arrangements, transformers, switchgears and gas turbine equipment; and completed substantial early civil and power-related infrastructure.

The Company’s value rests on several connected assets. Each has independent strategic value, and together they create a platform that the Fermi Founder Parties believe would be difficult for third parties to recreate without years of effort, regulatory buy-in, and capital investment:

●	Land and Site Asset: The project leases a large, permittable hyperscale campus on Texas Tech University System land in Amarillo, Texas, adjacent to the U.S. Department of Energy’s Pantex facility. The site is positioned for multiple energy pathways, including near-term natural gas generation, advanced nuclear development, solar resources and behind-the-meter power delivery, and benefits from local and county economic arrangements, water rights and supporting civil works.

●	Regulatory and Nuclear Asset: Project Matador has secured hard-to-replicate permits, applications and regulatory milestones, including final approval of an approximately 6 GW Clean Air Permit, an additional approximately 5 GW Clean Air Permit filing, a Nuclear Regulatory Commission-accepted combined license application for four AP1000 reactors and participation in the Nuclear Regulatory Commission’s environmental impact statement pilot program. The project also benefits from nuclear development capabilities, including an experienced nuclear team, the Hyundai E&C relationship and long-lead nuclear equipment orders.

●	Power-Generation and Infrastructure Asset: The project has assembled long-lead equipment and commercial arrangements supporting a path to large-scale power generation, including secured or contracted power-generation assets supporting over 2 GW of capacity once in combined cycle and including Xcel, a 450 MMcfpd natural gas pipeline, Xcel power arrangements and tie-in infrastructure, significant amounts of high-voltage electrical equipment, Siemens SGT800 turbines and GE 6B Frame turbines.

●	Capital and Commercial Asset: The project has attracted substantial financing support, including approximately $1 billion in financing facilities with a majority from a leading global infrastructure lender (MUFG), and is being developed against strong tenant demand for large-scale power and data-center capacity.

●	Human Capital Asset: Fermi has assembled a formidable human capital base of more than 50 full-time employees spanning engineering, construction, data center, power, and operations leadership. The team has completed extensive engineering work across the site’s infrastructure, laying the technical foundation for execution at scale. Fermi has also cultivated a deep bench of strategic partners, including EPCs, engineering and architecture firms, supply chain providers, and regulators. Rounding out this foundation are meaningful relationships with the surrounding community and the regional labor force.

Taken together, these attributes support a clear investment reality: a buyer or strategic partner should value Fermi based on time-to-power, replacement cost, regulatory scarcity, and commercial demand. Those are assets that a qualified counterparty would likely struggle to assemble at comparable speed or scale on its own.

The Fermi Founder Parties believe that the Fermi stock price is disconnected from the rapidly appreciating fundamentals of Project Matador, and the right buyer may deliver more value for shareholders than the standalone tenant plan.

The Fermi Founder Parties believe the public markets are not giving Fermi full credit for the platform it has built. Fermi’s stock has declined since its IPO, which may be partially attributed to insider sales, a disruptive leadership transition, and tenant delays. For instance, since the closing of the Company’s IPO, Caddis Holdings LLC (investment vehicle of Griffin Perry, son of current director Rick Perry) and Pencross Energy, LLC (investment vehicle of Steven Meisel, a close associate of Griffin Perry) have sold a total of 44.7 million shares, equivalent to 7.0% of outstanding shares.

Meanwhile, the fundamentals of the Company—Project Matador’s site position, regulatory milestones, long-lead equipment, financing and infrastructure, as discussed above—have significantly appreciated. The Fermi Founder Parties believe this disconnect should be addressed through a credible strategic alternatives review process.

Given Project Matador’s capital intensity, infrastructure complexity and multiparty execution demands, the Fermi Founder Parties believe it is possible that a third-party transaction could de-risk the project for shareholders while delivering an immediate, full-value premium to the current stock price. On a risk-adjusted basis, such a transaction could deliver more value to shareholders than the Company’s standalone tenant plan.

The Fermi Founder Parties believe a credible, immediate process would test whether there are buyers who would properly value the Company at its full and fair valuation, reflecting the scarcity of its assets. The Fermi Founder Parties believe that potential interest could come from several categories of buyers or partners, including hyperscalers, oil and gas majors, utilities and independent power producers, data center developers, chip manufacturers, private equity firms, infrastructure funds, and sovereign wealth funds.

These potential counterparties may value Fermi differently than public market investors because they may bring one or more advantages that Fermi does not have on a standalone basis. The best buyer of Project Matador, who will maximize value for Fermi shareholders, must satisfy the “Three C’s”: a low cost of Capital and an investment-grade balance sheet capable of funding the next phases of Project Matador at lower cost than a standalone public company, a captive Customer demand for state-of-the-art AI compute, and proven world-class Construction and operating capability. These counterparties would have the tools to fully execute on Project Matador and deliver on the Company’s world-class potential, while providing shareholders with full, near-term value of the project. From the perspective of shareholders, a full-value change of control transaction could recognize the value created to date and reduce the remaining development, financing, tenant, and execution risks through a negotiated transaction at a meaningful premium.

The Board has thus far refused to run a comprehensive and credible process to reach the full range of potential interested parties in pursuit of a value-maximizing alternative.

On April 20, 2026, Mr. Neugebauer wrote privately to the Company calling for the Board to execute on a value-maximizing sale to a third party, which was followed later that day by a press release. That day, the Company conveyed through its representatives that the Board would explore this alternative and establish formal governance processes to do so.

The very next day, however, the Company announced that it did not believe that a sale would be in the best interests of “continued momentum on Project Matador, ability to serve potential tenants and long-term value creation for shareholders.” This determination was apparently made without any Board deliberation or any independent, advisor-led process, even though publicly foreclosing a sale before completing a credible strategic review risks chilling interest from buyers or partners who may otherwise be prepared to deliver full value for the Company.

Despite an apparent judgment on the desirability of one of the most credible value-maximizing paths for any company, the Company nonetheless promised that the Board would “carefully review” all avenues to maximize shareholder value. The Company did not provide any clarity around objectives, process, timeline, independent advisers, or range of potential counterparties who would be contacted in this so-called careful review. The Company has since announced a “90 day plan,” during which it intends to secure a binding tenant agreement and explore strategic partnerships for power/data center deployment acceleration, among other things. The Company’s continued refusal to explore a strategic transaction that could result in a change of control reflects a continued failure by the current Board majority to explore all possible avenues to maximize value for shareholders.

Shareholders should have the opportunity to elect directors who are prepared to evaluate all options with an open mind and in accordance with their fiduciary duties, without prejudging the desirability of any one option.

Shareholders deserve a near-term opportunity to vote on the composition of the Board and the strategic direction of Fermi.

During the course of the first four months of 2026, Mr. Neugebauer expressed concerns to the Board that the Company was being harmed by perceived director conflicts, back-channel decision-making, lack of transparency and support from the Board, and conduct he believed was undermining his ability to execute, protect the Company’s interests, and maintain trust with key stakeholders. On April 16, 2026, Mr. Neugebauer was informed that a majority of the Fermi Board intended to remove him without cause as Chief Executive Officer. This unplanned leadership transition came at the end of a week when the stock had risen 38%, based on closing prices between April 9, 2026 and April 16, 2026. Additional information about Mr. Neugebauer’s termination by the Board, including its misleading disclosures to the market and its purported claims to have terminated him as an employee for cause two weeks after removing him as Chief Executive Officer without cause, is set forth below under “Additional Participant Information.”

Mr. Neugebauer knew that shareholders deserved their first opportunity to vote on the future of Fermi due to the disruption of this unplanned leadership transition, the inflection point of Project Matador described above, and the fact that monumental decisions on the future of Fermi were being made by a Board that had yet to face its first shareholder vote. As a result, on April 17, 2026, in his then-current capacity as President and Chief Executive Officer of the Company, Mr. Neugebauer formally called the May 29 Meeting to be held on May 29, 2026, to consider an expansion of the Board and the election of five highly qualified director candidates. As President and Chief Executive Officer of the Company, Mr. Neugebauer was entitled under Texas corporate law, as well as the Company’s Certificate of Formation and Bylaws, to call a special meeting of shareholders.

On May 5, 2026, the day after an announcement by the Company that it had purportedly cancelled the May 29 Meeting, Mr. Neugebauer filed a preliminary form of this Solicitation Statement to call a Special Meeting in the event that the Company’s obstruction successfully frustrated the holding of the May 29 Meeting. The business proposed to be brought before the Special Meeting differs from the business that was proposed to be brought before the May 29 Meeting—including the addition of two director candidates in the Director Election Proposal and the additions of the Fair Elections Proposal, the Director Removal Proposal, and the Director Replacement Proposal—to address actual and potential instances of obstruction by the Board since the date that Mr. Neugebauer called the May 29 Meeting.

Rather than welcoming shareholder input, a small number of unelected directors have undertaken an unprecedented series of legal tactics to entrench their control and suppress the opportunity for shareholders to vote on the direction of Fermi.

In response to the Fermi Founder Parties’ efforts to call a special meeting, including the filing of this Solicitation Statement, the Company—often through a small committee of the Board with undisclosed powers—has unleashed an unprecedented volley of legal tactics aimed at depriving shareholders of the near-term opportunity to determine the future of the Company, including:

●	On April 22, 2026, the Company violated its own Bylaws to impede the nomination of directors at the May 29 Meeting under the Company’s advance notice provisions by failing to provide a director questionnaire and other nomination materials upon the Fermi Founder Parties’ request.

●	On May 4, 2026, the Company announced that an “Interim Office of CEO” had cancelled the May 29 Meeting, despite there being no authority under Texas law or the Company’s own Bylaws for an officer (much less a faceless executive office) to cancel a validly called special meeting. Notably, Section 2.3 of the Bylaws does not permit an officer to cancel a special meeting of shareholders.

●	On May 5, 2026, the Company issued a press release that implicitly threatened that the Company could wield provisions in its Certificate of Formation linked to qualifying as a REIT in order to disenfranchise Mr. Neugebauer through forced share redemptions.

●	On May 7, 2026, the Company refused to provide the Fermi Founder Parties with shareholder lists in response to customary books and records demands made under Texas law and SEC rules on April 30, 2026, including the stock ledger that was necessary for the Fermi Founder Parties to provide the legally required notice of the May 29 Meeting.

●

On May 8, 2026, the Company filed a lawsuit in the United States District Court for the Northern District of Texas, in violation of the forum selection provision in its own Certificate of Formation, against the Fermi Founder Parties and five of their Independent Nominees, seeking a temporary restraining order to block the May 29 Meeting and prohibit communicating with shareholders about it. The Fermi Founder Parties believe that the inclusion of their Independent Nominees constitutes an attempt to intimidate them.

●	On May 11, 2026, the Company issued a press release claiming that a committee of the Board, acting outside of ordinary governance processes with undisclosed powers, had cancelled the May 29 Meeting. The press release also claimed that the May 29 Meeting was invalidly called, without any attempt to substantiate this inconsistency with the express terms of the Company’s Certificate of Formation and Bylaws that grant the Chief Executive Officer the right to call a special meeting of shareholders.

●	On May 13, 2026, the court denied the Company’s request for a temporary restraining order that would prevent the May 29 Meeting, and on May 15, 2026, the Company dismissed its own case, preserving its ability to pursue future litigation to block the May 29 Meeting or claim that it had been invalidly held.

●	Hours after losing the federal case, on May 13, 2026, the Company adopted bylaw amendments that raised the threshold for amending Section 3.2 of the Bylaws (which authorizes only the Board to increase its own size) to 70% of outstanding shares, from a simple majority of outstanding shares (the “Insiders Veto Amendment”), and filed yet another lawsuit against the Fermi Founder Parties and the Independent Nominees seeking judicial clearance of the Insiders Veto Amendment.

The Insiders Veto Amendment is a fundamental alteration of the rules applicable to the May 29 Meeting and the Special Meeting that would, if allowed to stand, effectively prevent shareholders from increasing the size of the Board and electing new directors to fill the new seats, as the Fermi Founder Parties proposed to do at these meetings before the amendment was made.

Without amending Section 3.2 of the Bylaws to allow shareholders to expand the size of the Board, shareholders cannot elect new directors, except by removing directors for cause or electing approximately one-third of the Board each year at the annual meeting of shareholders. The Fermi Founder Parties are proposing to remove directors for cause at the Special Meeting, but whether cause exists may be challenged by the Company. The Company has yet to schedule its first annual meeting of shareholders, which may be held as late as December 31, 2026 under Nasdaq listing rules. As a result, the Insiders Veto Amendment would, if allowed to stand, effectively block the Board Size Proposal, Board Increase Proposal, and Director Election Proposal at the Special Meeting, and eliminate the clearest, most immediate path to shareholders changing the Board composition and taking back control of the Company from the unelected directors who adopted it.

Contrary to the Company’s false claims that the Insiders Veto Amendment only requires the Fermi Founder Parties to obtain the support of half of unaffiliated shares, the Insiders Veto Amendment effectively creates an “insiders veto” that allows a small portion of the Board opposed to Mr. Neugebauer’s solicitation and their close allies to block any attempt to increase the Board size unless the Fermi Founder Parties achieve support from nearly all public shareholders. This is because the three directors who voted to remove Mr. Neugebauer, the new Co-President (Jacobo Ortiz), Griffin Perry (son of incumbent director Rick Perry), and Steven Meisel (close associate of Griffin Perry) beneficially own approximately 20% of outstanding shares based on public information, and the Fermi Founder Parties believe that ownership of aligned executives and allies may be substantially higher. As a result, increasing the size of the Board would require the Fermi Founder Parties to obtain the support of at least 75% of all remaining shareholders—an extraordinarily difficult threshold in a company with a widely dispersed and heavily retail ownership.

The Fermi Founder Parties believe that the Company’s course of action (in particular adopting the Insiders Veto Amendment two weeks before the May 29 Meeting) represents a campaign of self-interested entrenchment and suppression of shareholder votes that is unprecedented in modern corporate governance in the United States.

As a result of this conduct, the Fermi Founder Parties concluded that any victory achieved at the May 29 Meeting would be likely to be attacked by the Board in yet another lawsuit or corporate maneuver to invalidate the shareholder franchise. In order to provide shareholders with a more certain and actionable outcome, Mr. Neugebauer announced his decision on May 19, 2026 to withdraw the solicitation of the May 29 Meeting, subject to the right to resume the solicitation if a court postpones the meeting and remedies the Board’s self-preserving actions, and focus efforts on this solicitation and the Special Meeting.

The election of the Nominees will bring a new Board majority who will bring impartial judgment to a strategic review.

The purpose of this solicitation is to give shareholders a vote on the future direction of Fermi and to ensure that the Company has a Board willing to impartially evaluate all value-maximizing alternatives against the standalone plan. Election of the seven Nominees or three Replacement Nominees, as applicable, would result in the creation of a new Board majority together with the Fermi Founder Parties’ existing director designees Miles Everson and Larry Kellerman.

The Fermi Founder Parties have identified seven high-quality Nominees, six of whom are independent of Mr. Neugebauer and have no material preexisting relationships with him.  The Nominees possess expertise across finance, corporate governance, risk advisory, energy, and capital markets at industry-leading corporations and institutions. The Nominees’ biographies are set forth below under “Information Regarding the Nominees and Replacement Nominees.”

The Fermi Founder Parties’ focus is maximizing value for all shareholders through a credible governance process and, if supported by the results of that process, a third-party change of control transaction or other strategic alternative.

The Fermi Founder Parties believe the Nominees will give full and fair consideration to a value-maximizing sale, merger, strategic partnership or other transaction alongside an evaluation of the Company’s standalone plan on its merits, in each case in the exercise of their independent fiduciary judgment. The Fermi Founder Parties believe that any review should include engaging independent financial and legal advisors, establishing appropriate governance protocols, contacting credible strategic and financial counterparties, evaluating financing and tenant pathways, comparing the Company’s standalone plan against third-party alternatives and pursuing a transaction only if that path offers the best risk-adjusted value for all shareholders.

The Fermi Founder Parties also believe the Nominees should evaluate the Company’s REIT status, the Company’s charter provisions, and corporate governance arrangements to identify and act on all opportunities to enhance value. The Fermi Founder Parties believe the Nominees should consider whether electing to be taxed as a REIT for the 2025 taxable year, and any future year, would benefit shareholders. As an illustration of factors that may be considered, the Fermi Founder Parties do not believe that the Company’s status as a regular C corporation during the 2025 taxable year would result in a material detriment to the Company or shareholders based on, among other things, the absence of income and distributions in 2025, and the availability to non-U.S. shareholders of the exception to FIRPTA applicable to small shareholders of publicly traded companies.

The Company has claimed that Mr. Neugebauer is seeking to take control of the Company or regain his Chief Executive Officer position. Each of the Nominees (other than Mr. Neugebauer himself) is entirely independent of Mr. Neugebauer and has no material preexisting relationships with him. He has not requested that they take any actions once elected as a precondition to being nominated, nor have they committed to take any. As a result, following the election of the Nominees, the future of the Company will be controlled by independent directors committed to taking actions in the best interests of all shareholders. Further, Mr. Neugebauer does not intend to return to the Company in an executive capacity following the Special Meeting. However, Mr. Neugebauer would not be precluded from doing so if the Board, in the exercise of its independent judgment, requested that he do so.

For these reasons, the Fermi Founder Parties urge shareholders to support the calling of the Special Meeting to ensure that they have the opportunity to vote to elect the Nominees and approve the other Proposals at the Special Meeting. The future of Fermi should be overseen by directors prepared to conduct a credible, independent and rigorous review of all opportunities to maximize value for shareholders, including a potential sale or strategic partnership if that is the best available path.

IMPORTANT

Please complete, sign and date the enclosed GREEN agent designation card as soon as possible.

If your shares of Common Stock are registered in your own name, please sign, date and mail the enclosed GREEN agent designation card to Saratoga Proxy Consulting LLC in the postage-paid envelope provided.

If your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can sign a GREEN agent designation card with respect to your shares and only upon receipt of specific instructions from you. Accordingly, you should contact the person responsible for your account and give instructions for a GREEN agent designation card to be signed representing your shares of Common Stock. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to us c/o Saratoga Proxy Consulting LLC at the address below, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions regarding your GREEN agent designation card or need assistance in executing your agent designation card, please contact:

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

THE SPECIAL MEETING

We are soliciting agent designations to appoint the Designated Agents to act on behalf of the Company’s shareholders to call the Special Meeting. We are furnishing this Solicitation Statement and the GREEN agent designation card to enable you and the Company’s other shareholders to support us in calling the Special Meeting.

Calling the Special Meeting; Notice of the Special Meeting

Pursuant to Section 6.2 of the Certificate of Formation, the Special Meeting may be called by shareholders holding not less than 50% of the Company’s outstanding shares of capital stock entitled to vote at such meeting.

The Fermi Founder Parties reserve the right not to call the Special Meeting, even if they receive agent designations from holders of Common Stock that, together with Common Stock beneficially held by the Fermi Founder Parties, constitute not less than 50% of the outstanding shares of Common Stock, if circumstances change.

Time and Location of the Special Meeting

A shareholder, by executing the attached agent designation, will constitute and appoint the Designated Agents, and each of them, with full power of substitution, the proxy and agent of such shareholder to exercise any and all other rights of such shareholder incidental to calling the Special Meeting, including, without limitation, calling the Special Meeting, setting the date, time and location of the Special Meeting, and signing and delivering the notice of the Special Meeting.

Currently, the Fermi Founder Parties intend to call for the Special Meeting as promptly as practicable after the date that sufficient agent designations are received to be able to call the Special Meeting, which the Fermi Founder Parties currently anticipate to be on or around July 15, 2026, at a time and location to be determined. However, the Fermi Founder Parties may, in their discretion, select a different date for the Special Meeting. Any such change would be included in the notice of meeting sent to shareholders in connection with the Special Meeting.

PLANS FOR THE SPECIAL MEETING

If we are successful in our solicitation of agent designations and the Special Meeting is called, we expect to present the following Proposals for a vote of shareholders at the Special Meeting:

●	Bylaws Restoration Proposal: To repeal any provisions of the Bylaws in effect at the time this Proposal becomes effective, including any amendments thereto, which were not included in the Bylaws that were in effect and were filed with the SEC on October 3, 2025 and were adopted unilaterally by the Board without shareholder approval, including the amendments adopted by the Board of Directors on May 13, 2026 that create a supermajority threshold for shareholders to adopt the Board Size Proposal.

This Proposal will repeal any Bylaws that have been unilaterally adopted by the Board since the Bylaws in effect following the Company’s IPO, including the Insiders Veto Amendment in the event it is still in effect. The repeal of the Insiders Veto Amendment would, as a result of the Insiders Veto Amendment, also require approval of 70% of the outstanding shares.

●

Board Size Proposal: To amend and restate Section 3.2 of the Bylaws to permit the Company’s shareholders to determine the number of directors on the Board in the form set forth in Schedule I hereto.

This Proposal will amend Section 3.2 of the Bylaws in order to allow shareholders, in addition to the Board, to fix the size of the Board, in order to increase the size of the Board to create vacancies that may be filled by shareholders. In the event the Insiders Veto Amendment remains in effect, approving this Proposal would require the approval of 70% of outstanding shares.

●

Fair Elections Proposal: To amend and restate Section 2.16(f) of the Bylaws to clarify and affirm that shareholders may nominate directors at special meetings of shareholders of the Company called for that purpose, including the Special Meeting, in the form set forth in Schedule II hereto.

This Proposal will ensure that the Fermi Founder Parties can nominate and elect the Nominees and Replacement Nominees at the Special Meeting without the Company having rights to reject such nominations for technical reasons under the advance notice provisions, including the unusual language in Section 2.16(f) of the Bylaws that could be misconstrued by the Company to mean that the Board can unilaterally determine whether directors can be elected at the Special Meeting. As a result of the Fair Elections Proposal, the Fermi Founder Parties would not be required to comply with the advance notice provisions of the Bylaws with respect to the Nominees or the Replacement Nominees at the Special Meeting; however, the Fermi Founder Parties would intend to provide these disclosures to the Company as if they were required.

●

Board Increase Proposal: Contingent upon the adoption of the Board Size Proposal, to fix the number of directors on the Board at seven directors more than the number of directors constituting the Company’s Board at the time this Proposal becomes effective.

This Proposal will expand the Board to create the seven vacancies that will be filled by the Nominees pursuant to the Director Election Proposal.

●

Director Election Proposal: Contingent upon the adoption of the Board Size Proposal and the Board Increase Proposal, to elect seven director candidates to serve as directors of the Company: David A. Daglio, Charles M. Elson, Sheila Hooda, John T. Jimenez, Toby R. Neugebauer, Juan A. Pujadas and Janet Yang.

Additional information about these seven high-quality nominees is set forth under “Information Regarding the Nominees and Replacement Nominees.”

●

Director Removal Proposal: Pursuant to Section 3.4 of the Bylaws, to remove for cause each of Marius Haas, Cordel Robbin-Coker and Lee McIntire as directors of the Company.

This Proposal will remove Marius Haas, Cordel Robbin-Coker and Lee McIntire as directors for cause based on their self-interested attempts to remain in control, including unprecedented attempts to disenfranchise shareholders in order to prevent a shareholder vote at the May 29 Meeting and effectively block the Board Size Proposal and thus the Director Election Proposal through the Insiders Veto Amendment, as described above under the section of this Solicitation Statement entitled “Reasons for the Solicitation.” The proxy statement for the Special Meeting, when filed, will set forth the complete reasons that the Fermi Founder Parties believe constitute cause to remove these directors. Because the Bylaws only authorize the removal of directors for cause, whether such actions constitute “cause” for purposes of director removal may be challenged by the Company. This Proposal will not be affected by the Insiders Veto Amendment.

●

Director Replacement Proposal: Contingent upon the adoption of the Director Removal Proposal, to elect the following three director candidates to serve as directors of the Company, to the extent that such nominees are not elected to the Board pursuant to the Director Election Proposal: David A. Daglio, Toby R. Neugebauer and Juan A. Pujadas.

This Proposal will elect three of the Nominees to the vacancies created by the Director Removal Proposal in the event that they have not been elected through the Director Election Proposal due to the Insiders Veto Amendment blocking the Board Size Proposal.

In the event the Special Meeting is called, we intend to send to all shareholders of record proxy materials relating to the Proposals to be voted upon at the Special Meeting, which will contain additional information about each of the foregoing Proposals. We intend to solicit in favor of each of the Proposals, and for the election of the respective Nominees under the Director Election Proposal and the Director Replacement Proposal.

We do not currently anticipate additional proposals on any substantive matters at the Special Meeting. Nevertheless, we reserve the right to either modify the Proposals or cause additional proposals to be identified in the calling of, the notice of, and in the proxy materials for, the Special Meeting. We are not aware of any other proposals to be brought before the Special Meeting. However, should other proposals be brought before the Special Meeting, the proxy holders of proxies delivered to us will vote our proxies on such matters in our discretion.

We will solicit votes for the Proposals only by means of a separate proxy statement and proxy card once the Special Meeting has been called. If we are successful in calling the Special Meeting as a result of this solicitation of agent designations from the shareholders of the Company, we will include in our definitive proxy statement for the Special Meeting information regarding voting at the Special Meeting. The sole purpose of this solicitation, and the only effect of your designation on the enclosed GREEN agent designation card, is to call the Special Meeting. We will disseminate a BLUE proxy card in connection with such solicitation of proxies at the Special Meeting.

Accordingly, we urge you to join us in calling the Special Meeting to provide shareholders with an opportunity to vote on the Proposals by signing and returning the enclosed GREEN agent designation card. Your support is important. To help us call the Special Meeting, please follow the instructions for executing and delivering agent designations described below.

VOTING SECURITIES

The Common Stock constitutes the voting securities of the Company for purposes of this solicitation of agent designations. Based upon information provided in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, the Company had 637,574,239 shares of Common Stock outstanding at May 11, 2026. Cumulative voting is not permitted.

APPRAISAL RIGHTS

Shareholders are not entitled to appraisal or dissenters’ rights in connection with the solicitation of agent designations or this Solicitation Statement.

SOLICITATION OF AGENT DESIGNATIONS

Agent designations may be solicited by mail, facsimile, telephone, electronic mail, in person and by advertisements. Solicitations may also be made by certain of the respective directors, officers, members and employees of the Fermi Founder Parties, none of whom will, except as described elsewhere in this Solicitation Statement, receive additional compensation for such solicitation.

We have retained Saratoga Proxy Consulting LLC (“Saratoga”) for solicitation and advisory services in connection with our solicitation of agent designations. Saratoga will receive an estimated fee of approximately $325,000, plus payment of any variable service fees and reimbursement of its reasonable costs and expenses. Saratoga has advised us that approximately twenty of its employees will be involved in the solicitation of agent designations on our behalf. We have agreed to indemnify Saratoga in its capacity as solicitation agent against certain liabilities and expenses in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding solicitation materials to beneficial owners of Common Stock. We will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection herewith. In addition, representatives of the Fermi Founder Parties may solicit agent designations as part of their duties in the normal course of their employment or service without any additional compensation.

The Fermi Founder Parties will pay all costs of the solicitation of agent designations described in this Solicitation Statement. The Fermi Founder Parties intend to seek reimbursement of those costs from the Company, as well as the costs associated with the Fermi Founder Parties’ solicitation with respect to the May 29 Meeting, if any of their director nominees are ultimately elected to the Board. The Fermi Founder Parties do not currently intend to submit the question of such reimbursement to a vote of the shareholders of the Company. The expenses incurred by the Fermi Founder Parties or on their behalf to date in furtherance of, or in connection with, the solicitation of agent designations are approximately $500,000, and the Fermi Founder Parties anticipate that their total expenses will be approximately $1,500,000. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation.

AGENT DESIGNATION PROCEDURES

Pursuant to this Solicitation Statement, the Fermi Founder Parties are soliciting from the holders of the Company’s outstanding Common Stock the designation by shareholders of the Designated Agents, and each of them, to serve as such shareholders’ proxy and agent and the authorization of the Designated Agents to (i) call the Special Meeting and (ii) exercise any and all other rights of such shareholders incidental to calling the Special Meeting and causing the purposes of the authority expressly granted pursuant to the written requests to the Designated Agents to be carried into effect (including, without limitation, calling the Special Meeting, setting the date, time and location of the Special Meeting, and signing and delivering the notice of the Special Meeting).

Executed agent designations should be delivered by mail using the enclosed postage-paid envelope. If we receive executed agent designations from the holders of an amount of shares of Common Stock that, together with the shares of Common Stock beneficially owned by the Fermi Founder Parties, meets or exceeds 50% of the Common Stock outstanding, we intend to cause the Designated Agents, set forth on the enclosed GREEN agent designation card, to call the Special Meeting.

Please note that written agent designations to call the Special Meeting will not grant the Designated Agents the power to vote your shares at the Special Meeting and will not commit you to cast any vote in favor of or against any Proposal to be brought before the Special Meeting. To vote on the matters to be brought before the Special Meeting, you must vote by proxy or in person at the Special Meeting.

Your agent designation is important, no matter how many or how few shares of Common Stock you own. Please complete, sign and return the enclosed GREEN agent designation card as promptly as possible. The failure to sign and return the GREEN agent designation card will have the same effect as opposing the calling of the Special Meeting.

If you have any questions regarding your GREEN agent designation card or need assistance in executing your agent designation card, please contact:

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

Shareholders call toll-free at (888) 368-0379

Email: info@saratogaproxy.com

REVOCATION PROCEDURE

An executed agent designation card may be revoked at any time before the action authorized by the previously executed agent designation becomes effective by marking, dating, signing and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the agent designation previously given is no longer effective. The delivery of a completed, later dated agent designation card will revoke any earlier dated agent designation. The revocation must be delivered to Saratoga Proxy Consulting LLC at P.O. Box 2250, New Hyde Park, NY 11040 or to the Company at Fermi Inc., 620 S. Taylor St., Suite 301, Amarillo, TX 79101. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to the Fermi Founder Parties in care of Saratoga at the address set forth in this Solicitation Statement so that we will be aware of all revocations and can more accurately determine if and when sufficient agent designations have been received.

Our solicitation of agent designations pursuant to this Solicitation Statement is not limited in time under Texas law. Thus, the Fermi Founder Parties have the right to continue to solicit agent designations for an unlimited period of time even after you have submitted your agent designation. This may result in an extended period of time before the Special Meeting is called or the Fermi Founder Parties abandon the solicitation. During this period, facts and circumstances may change as compared to when you submitted your request to call the Special Meeting. Notwithstanding the foregoing, you may revoke your request to call the Special Meeting as set forth in the prior paragraph.

SPECIAL INSTRUCTIONS

If you are a holder of record of Common Stock, you may elect to execute an agent designation in favor of calling the Special Meeting by signing, dating and returning the accompanying GREEN agent designation card promptly in the enclosed postage-paid envelope. To the extent you are a shareholder of record and have sold your Common Stock before we deliver the request for the Special Meeting to the Company, you will not have the right to submit an agent designation in favor of calling the Special Meeting and any agent designations you may have submitted would not count for purposes of requesting the Special Meeting.

Your agent designation is important. Please sign, date and return the enclosed GREEN agent designation card in the postage-paid envelope provided. If you fail to return a GREEN agent designation card or to instruct your bank, broker firm, dealer, trust company or other nominee to submit a GREEN agent designation card on your behalf, you will effectively be opposing calling the Special Meeting. You must sign and date the GREEN agent designation card in order for it to be valid.

If your Common Stock is held in the name of a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to designate an agent with respect to the Common Stock that you beneficially own through such nominee, and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute an agent designation in favor of calling the Special Meeting. Please follow the instructions provided on the enclosed GREEN agent designation card. If your bank, broker firm, dealer, trust company or other nominee provides for agent designation instructions to be delivered to them by telephone or internet, instructions will be included on the enclosed GREEN agent designation card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Saratoga, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING

The Company has never held an Annual Meeting of Shareholders. The date of the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) has not been announced, even though the customary time period for the annual meeting of a calendar year-end company like Fermi is April through June. Under Texas law, the 2026 Annual Meeting could be held as late as October 30, 2026 without triggering shareholder rights to seek a court order to compel a meeting be held pursuant to Texas law and as late as December 31, 2026 without violating Nasdaq listing rules. The Company’s apparent refusal to hold the 2026 Annual Meeting on a timely basis elevates the necessity of calling and holding the Special Meeting, which would be the first opportunity for shareholders to exercise their fundamental vote to elect on the future of Fermi.

According to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you wish to submit a proposal for inclusion in the Company’s proxy statement and proxy relating to the Company’s 2026 Annual Meeting, you must comply with and follow the procedures required by Rule 14a-8 under the Exchange Act and must forward that proposal to Fermi Inc., 620 S. Taylor St., Suite 301, Amarillo, TX 79101, so that the Corporate Secretary receives it a reasonable time before the Company begins to print and send its proxy materials in connection with the 2026 Annual Meeting.

The Bylaws provide that, if you wish to submit a proposal or director nomination that is not intended to be included in the Company’s proxy statement, to be properly and timely submitted, the proposal or director nomination must be received by the Corporate Secretary of the Company at the principal office of the Company no later than the 90th day prior to the 2026 Annual Meeting, or, the 10th day following the first date of public disclosure of the date of the 2026 Annual Meeting, if such first public disclosure of the date of the 2026 Annual Meeting is less than 100 days prior to the date of the 2026 Annual Meeting. Any shareholder proposal or nomination must contain the information specified in the Bylaws concerning the matter to be brought before the meeting or the person to be nominated and the shareholder submitting the proposal. On April 17, 2026, Vicksburg informed the Company that it intended to submit nominations and other business at the 2026 Annual Meeting.

In addition to satisfying the requirements under the Bylaws, to comply with Rule 14a-19 under the Exchange Act, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 Annual Meeting must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days prior to the 2026 Annual Meeting, or, the 10th day following the first date of public disclosure of the date of the 2026 Annual Meeting, if such first public disclosure of the date of the 2026 Annual Meeting is less than 70 days prior to the date of the 2026 Annual Meeting.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2026 Annual Meeting is based on information contained in the Company’s Bylaws. The incorporation of this information in this Solicitation Statement should not be construed as an admission by the Fermi Founder Parties that such procedures are legal, valid or binding.

PROPOSALS FOR THE SPECIAL MEETING

Section 2.16(f) of the Company’s Bylaws, reproduced below, sets forth how and when a shareholder of record of the Company may submit proposals to be considered at the Special Meeting. If the Fair Elections Proposal is approved at the Special Meeting, shareholders may submit director nominations and other business at the Special Meeting without complying with the provisions of Section 2.16(f), which ensures that the Company cannot frustrate the ability for shareholders to vote for change at the Special Meeting through inequitable application of the advance notice provisions.

“Only such business shall be conducted at a special meeting of shareholders as is a proper matter for shareholder action under Texas law and as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (A) is a shareholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) at the time the notice provided for in this Section 2.16 is delivered to the Secretary of the Corporation, upon the record date for the determination of shareholders entitled to vote at the special meeting through the date of such meeting, (B) who is entitled to vote at the meeting and upon such election and (C) who complies with the notice procedures set forth in this Section 2.16. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by this Section 2.16 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business on the 90th day prior to such special meeting and not earlier than the Close of Business on the later of the 120th day prior to such special meeting or, if the first Public Disclosure of the date of such special meeting is less than 100 days prior to the date of such special meeting, not later than the 10th day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period) for the giving of a shareholder’s notice as described above.”

INFORMATION REGARDING THE NOMINEES AND REPLACEMENT NOMINEES

David A. Daglio Candidate for the Director Election Proposal Candidate for the Director Replacement Proposal Age: 59

David A. Daglio served as Chief Investment Officer and Global Investment Strategist of TwinFocus Capital Partners, a private investment firm, from 2023 to April 2026. Mr. Daglio is currently in the process of launching Longnook Ventures, LLC, an asset management firm. He previously served in various leadership roles at Mellon Investments Corporation, a global investment manager, including as a non-executive director from 2019 to 2020, and as Chief Investment Officer, Executive Vice President and Executive Director from 2017 to 2019. During this tenure, he oversaw the integration of Mellon Capital, The Boston Company, and Standish into a unified $500 billion asset manager, the 7th largest in the world, and served as portfolio manager of hedge funds and value based equity strategies. In 2021, Mr. Daglio founded BC-GUMPS, a specialty investment firm focused on systematic recession protection through Credit Default Swaps, which he sold to TwinFocus in 2022. He also maintains a portfolio of private investments, providing direct insight into capital allocation and operational governance across diverse industries.

Mr. Daglio served on the boards of directors of Alkermes plc (Nasdaq: ALKS) from 2020 to 2025 and Total Brain Limited (ASX: TTB) from 2020 to 2022. Mr. Daglio also served as Executive in Residence at the Lally School of Management at Rensselaer Polytechnic Institute from 2019 to 2020. Mr. Daglio holds a B.S. in Mechanical Engineering from the Rensselaer Polytechnic Institute and an M.B.A. from New York University’s Stern School of Business, and is a Chartered Financial Analyst.

We believe Mr. Daglio’s seasoned management, corporate governance, and investment perspectives—spanning institutional oversight, specialized financial engineering, and his current leadership at Longnook Ventures—make him well qualified to serve on the Board.

Charles M. Elson Candidate for the Director Election Proposal Age: 66

Charles M. Elson has served as Executive Editor-at-Large at Directors & Boards magazine, a publication for public and private company directors and C-suite executives with a focus on corporate governance practices and trends, since 2020. Mr. Elson previously served as Of Counsel/Consultant to Holland & Knight LLP, a multinational law firm, from 1995 to 2024, taught as a Lecturer in Law at the University of Pennsylvania Carey Law School in 2023, and served as Professor of Finance, Edgar S. Woolard, Jr. Chair in Corporate Governance and Founding Director of the John L. Weinberg Center for Corporate Governance at Alfred Lerner College of Business and Economics, University of Delaware from 2000 to 2021.

Mr. Elson served as a director of Enhabit, Inc. (NYSE: EHAB) since 2022 and previously served on the boards of directors of Blue Bell Creameries from 2019 to 2024 and Encompass Health Corp. (NYSE: EHC) from 2004 to 2022. Mr. Elson has served as Vice Chairman of the American Bar Association’s Committee on Corporate Governance since 1998. Mr. Elson is also a member of the National Association of Corporate Directors Best Practices Council on Coping with Fraud and Other Illegal Activity and various Blue Ribbon Commissions including the commissions on Director Compensation, Director Professionalism, CEO Succession, Audit Committees, Strategic Planning, and Director Evaluation. Mr. Elson holds a J.D. from University of Virginia School of Law and an A.B. in History from Harvard College.

We believe Mr. Elson’s extensive corporate governance expertise, public company board experience, and legal and academic background make him well qualified to serve on the Board.

Sheila Hooda Candidate for the Director Election Proposal Age: 68

Sheila Hooda is an experienced independent board director and committee chair of Nominating & Governance, Risk and Audit committees. Her governance expertise spans public, private, pre- and new IPO companies, private credit funds and special purposes acquisition vehicles. She is a transformational leader and a qualified financial expert with a breadth of global business, finance, risk, technology and regulatory expertise. Ms. Hooda is the CEO of Alpha Advisory Partners and a former C-level operating executive with 30+ years of expertise recognized for leading complex customer-centric and digital transformations, driving growth and M&A, and providing strategic direction at Fortune/S&P 500 firms.

Ms. Hooda has served on the boards of: Enact Holdings, Inc. (Nasdaq: ACT), where she chairs the Nominating & Governance Committee (since the company’s IPO in 2021); Alera Group, Inc., a fast growth GenStar and Flexpoint Ford private equity portfolio company (since 2024); and AGL Private Credit Income Fund, a closed-end management investment company launched through an exclusive cooperation agreement with Barclays and backed by the Abu Dhabi Investment Authority, where she chairs the Nominating & Governance committee (since 2024). Ms. Hooda recently served on the boards of ScION Tech Growth Special Acquisition Program (Nasdaq: SCOA; Nasdaq: SCOB) (from 2020 to 2022 and 2021 to 2023, respectively), where she chaired both companies’ Audit Committees; and Mutual of Omaha Insurance Company, where she chaired the Risk Committee (from 2016 to 2023). Previously, Ms. Hooda chaired the Nominating and Governance Committee of new IPO company ProSight Global (NYSE: PROS) (from 2019 to 2021) and served on the board of Virtus Investment Partners (Nasdaq: VRTS) (from 2016 to 2020).

Ms. Hooda’s former senior executive leadership positions include TIAA, Credit Suisse Investment Bank, Thomson Reuters and Bankers Trust across the United States, Europe and Asia. She started her career in the United States with McKinsey & Co.

A published thought leader, author and speaker on Governance, Business Strategy and Leadership, Ms. Hooda is the recipient of numerous accolades from leadership award organizations and publications including: the National Association of Corporate Directors (“NACD”) Directorship 100, an annual list which honors the most influential individuals in corporate governance and the board room; Women’s Inc. magazine’s “Most Influential Directors” list, BoardProspects’ “Exceptional Private Company Directors” and “AAPI Board Directors Making a Difference” lists; Directors & Boards Magazine’s “Directors to Watch” list; and the inaugural Agenda/Financial Times D-100.

Ms. Hooda is a Board Leadership Fellow with Directorship Certification credentials from the NACD, a 2026 Blue Ribbon Commissioner for the NACD, and a member of the Council on Foreign Relations. Additionally, Ms. Hooda has served on the boards of academic, policy making and non-profit institutions including the Global Advisory Board of the University of Chicago Booth School of Business, the World Economic Forum’s Global Agenda Councils and Women’s World Banking. An early proponent of the value and impact of talent development and inclusion, Ms. Hooda has initiated and provided guidance for impactful human capital programs at various firms.

Ms. Hooda has an M.B.A. from the University of Chicago Booth School of Business and a B.S. in Mathematics from Savitribai Phule Pune University, and is an alumnus from the Indian Institute of Management, Ahmedabad. Ms. Hooda holds additional certifications in the Oversight of Cyber Security, Artificial Intelligence, Cryptocurrency, ESG and Climate leadership.

We believe Ms. Hooda’s extensive background in finance and strategic transactions and public company board audit committee experience make her well qualified to serve on the Board.

John T. Jimenez Candidate for the Director Election Proposal Age: 56

John T. Jimenez has been retired since May 2025. Prior to his retirement, Mr. Jimenez served as Chief Financial Officer of BKV Corporation (NYSE: BKV), an energy company focused on natural gas production, power generation and carbon capture, from 2021 to 2025, playing a critical role in the company’s expansion into power generation and its subsequent initial public offering, as well as leading capital formation, joint ventures, acquisitions, and governance initiatives that contributed to a $1 billion-plus increase in shareholder value. From 2019 to 2021, Mr. Jimenez served as Chief Financial Officer of Gas and Power Trading Americas, BP Plc (NYSE: BP), a global energy provider, and a member of the board of directors of BP Energy Company, a subsidiary of BP Plc. Mr. Jimenez also served as interim Chief Executive Officer of VAKT Global Limited, a technology venture backed by five of the world’s largest oil and gas producers that developed the first enterprise-scale distributed ledger platform for physical energy trading, in 2018. Prior to that, he served in various positions at various affiliates of BP Plc, including Vice President and Head of IST Global Finance Services from 2016 to 2017, Transformation Director from 2014 to 2015, Chief of Staff and Vice President of HR Strategy and Planning from 2012 to 2014 and Finance Director—Group HR from 2006 to 2012.

Mr. Jimenez served on the board of directors of BP Energy Company, a subsidiary of BP Plc, from 2019 to 2021 and as Chairman of the board of directors of VAKT Holdings Ltd from 2019 to 2021. Mr. Jimenez holds a B.A. in Accounting from Saint Mary’s University of Minnesota and an M.B.A. from the Kellogg School of Management at Northwestern University.

We believe Mr. Jimenez’s extensive leadership experience at energy companies and finance, regulatory, corporate governance, and cross-border background make him well qualified to serve on the Board.

Toby R. Neugebauer Candidate for the Director Election Proposal Candidate for the Director Replacement Proposal Age: 54

Toby R. Neugebauer is a Co-Founder of the Company and previously served as the President and Chief Executive Officer of the Company and its predecessor, Fermi LLC, from January 2025 until April 2026. Since 2016, Mr. Neugebauer has also served as the principal and managing partner of Dorado Capital Partners LLC, his family office, which focuses on investment and investment management. Mr. Neugebauer is a seasoned investor and entrepreneur in energy infrastructure, with a career spanning private equity, investment banking, and strategic development. Mr. Neugebauer served as the Chief Executive Officer and Executive Chairman of GloriFi Inc., a fintech company, from 2021 to 2022, Co-Founder and Chairman of the Executive Committee of Crestmoor Capital Partners I, LLC, a wealth management firm, from 2018 to 2021, and Co-Founder and Co-Managing Partner of Quantum Energy Partners, a dedicated energy private equity firm, from 1998 to 2014. Mr. Neugebauer founded Windrock Capital, a specialized energy investment bank, in 1998, which was later acquired by Macquarie, marking a successful exit in the financial services sector.

Mr. Neugebauer has served on numerous boards across the energy value chain, leading projects in private water infrastructure and fintech ventures. Mr. Neugebauer served as a director of the Company since its initial public offering in September 2025 until May 2026. Mr. Neugebauer holds a B.B.A. in Finance from New York University.

We believe Mr. Neugebauer’s proven record of in-depth industry knowledge, board and company management expertise, and personal understanding of the Company’s mission and operations as its Co-Founder make Mr. Neugebauer well qualified to serve on the Board.

Juan A. Pujadas Candidate for the Director Election Proposal Candidate for the Director Replacement Proposal Age: 64

Juan A. Pujadas served as Vice Chairman, Global Advisory Services of PricewaterhouseCoopers International Limited, London, United Kingdom, an international audit, financial advisory, risk management, tax and consulting firm in the PricewaterhouseCoopers LLP global network, from 2008 until his retirement in June 2016. Mr. Pujadas served as the leader of the U.S. Advisory practice of PricewaterhouseCoopers LLP, the U.S. member firm of PricewaterhouseCoopers International Limited, from 2003 to 2009.

Mr. Pujadas served on the board of directors of Wells Fargo & Company (NYSE: WFC), where he was a member of the Finance Committee and the Risk Committee, from 2017 to 2023. Mr. Pujadas holds a B.S.E. in Finance and B.A.S. in Applied Science/Technology, with a concentration in Computer Science, from the University of Pennsylvania.

We believe Mr. Pujadas’ substantial executive management, risk management, finance, and public company board experience make him well qualified to serve on the Board.

Janet Yang Candidate for the Director Election Proposal Age: 45

Janet Yang has been the Chief Financial Officer for Reveam, Inc., a developer and operator of electronic cold-pasteurization treatment systems, since September 2024. From May 2023 to September 2024, Ms. Yang held the role of Research Director, Energy and Mining at GMT Capital Corp., the global long/short equity investment manager of the Bay Resource Partners Funds. She served as Executive Vice President and Chief Financial Officer of W&T Offshore, Inc. (NYSE: WTI), a Texas-based oil and gas exploration and production company, from November 2018 to May 2023. While at W&T Offshore, Inc., Ms. Yang was responsible for $1.7 billion in financing transactions and played a key role in other strategic initiatives, including a substantial deleveraging of the company and originating the company’s partnerships with leading, international energy companies such as Baker Hughes General Electric and South Korea’s state-owned oil company, Korea National Oil Corporation. Earlier in her career, Ms. Yang held positions in research and investment analysis at BlackGold Capital Management, investment banking at Raymond James and energy trading at Allegheny Energy.

Since November 2024, Ms. Yang has served on the board of directors of Integra Resources Corp. (NYSE American: ITRG), a precious metals producer in the western United States. She has also served on the board of directors of Saturn Oil & Gas Inc. (TSX: SOIL), a Canadian energy company, since June 2023. Ms. Yang previously served as a director at Florida Canyon Gold Inc. (TSXV: FCGV), another precious metals producer, from July 2024 until its acquisition by Integra Resources Corp. in November 2024, and at precious metals producer Argonaut Gold Inc. (TSX: AR) from August 2023 until its acquisition by Alamos Gold Inc. in July 2024. Ms. Yang holds a Master of Business Administration degree from the Booth School of Business at the University of Chicago, as well as a Bachelor of Arts degree in Economics from Rice University.

We believe Ms. Yang’s substantial experience in the energy industry and deep financial and investment knowledge make her well qualified to serve on the Board.

ADDITIONAL PARTICIPANT INFORMATION

The percentages set forth below are calculated based upon an aggregate of 637,574,239 shares of Common Stock outstanding as of April 26, 2026 (as reported in the Company’s Amendment No. 1 to its Annual Report for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026).

The “Participants” in this solicitation of agent designations are Mr. Neugebauer, Vicksburg, MN Trust and the Independent Nominees (each, a “Participant” and, collectively, the “Participants”).

The principal business of Vicksburg is as an investment firm. Mr. Neugebauer is a managing member of Vicksburg. The principal business of MN Trust is to hold assets in trust. Mr. Neugebauer is the investment trustee of MN Trust. Mr. Neugebauer’s principal occupation is as Principal and Managing Partner of Dorado Capital Partners LLC, his family office, with business address 10777 Strait Lane, Dallas, TX 75229 and, until April 2026, was as Co-Founder, President and Chief Executive Officer of the Company, a private power grid builder serving hyperscaler companies, with business address 620 S. Taylor St., Suite 301, Amarillo, TX 79101. The principal occupation of each of the Nominees is included elsewhere in this Solicitation Statement.

The business address of each of Mr. Neugebauer, Vicksburg and MN Trust is 10777 Strait Lane, Dallas, TX 75229, and the business address of each Nominee other than Mr. Neugebauer is c/o Toby R. Neugebauer, 10777 Strait Lane, Dallas, TX 75229.

As of the date hereof, the Fermi Founder Parties have combined beneficial ownership in the Company of an aggregate of 146,516,035 shares of Common Stock, or approximately 22.7% of the shares of the Company’s Common Stock outstanding as of the Beneficial Ownership Date. Mr. Neugebauer beneficially owns 146,516,035 shares of Common Stock, composed of 7,500,000 shares of Common Stock underlying restricted stock units held by Mr. Neugebauer that vested in connection with his termination without cause, 44,656,376 shares of Common Stock held directly by Vicksburg (of which Mr. Neugebauer is a managing member) and 94,359,659 shares of Common Stock held directly by MN Trust (of which Mr. Neugebauer is investment trustee). Vicksburg directly holds 44,656,376 shares of Common Stock, including 100 shares held of record. MN Trust directly holds 94,359,659 shares of Common Stock, including 100 shares held of record. For information regarding transactions in securities of the Company during the past two years by the Participants, please see Schedule III attached hereto.

Vicksburg has signed nomination agreements with each of the Independent Nominees, pursuant to which each Independent Nominee consented to being named as a nominee in the notice provided by Vicksburg and certain of its affiliates to the Company, being named as a nominee of Vicksburg in any proxy statement and form of proxy relating to the Special Meeting and serving as a director of the Company if so elected and pursuant to which, in consideration for such Independent Nominee’s agreement to serve as a nominee, Vicksburg agreed (i) to indemnify such Independent Nominee against claims relating to such Independent Nominee’s role as a nominee for director of the Company or otherwise arising from or in connection with or relating to the proxy solicitation of the participants to this solicitation and (ii) to pay such Independent Nominee (x) $25,000 in cash upon the filing of a preliminary proxy statement that names such Independent Nominee as a member of the slate of Vicksburg and (y) $25,000 in cash upon the filing of a definitive proxy statement that names such Independent Nominee as a member of the slate of Vicksburg.

Mr. Neugebauer was the Chief Executive Officer and a Director of With Purpose, Inc. (d/b/a GloriFi) (“GloriFi”), which filed a voluntary bankruptcy petition on February 8, 2023 in the U.S. Bankruptcy Court for the Northern District of Texas, entering Chapter 7 liquidation. At filing, GloriFi had ceased meaningful operations, and the case centered on disputes over ownership and value of its remaining assets, primarily intellectual property and potential litigation claims, including challenges by secured creditors asserting prepetition foreclosure on key assets. On March 3, 2023, a group of GloriFi investors filed a lawsuit in the 191st Judicial District of the District Court of Dallas County, Texas, against Mr. Neugebauer and related entities, alleging (i) fraudulent inducement, (ii) negligent misrepresentation, (iii) breach of fiduciary duty, (iv) unjust enrichment, and (v) exemplary damages. On May 16, 2024, and on May 17, 2024, Mr. Neugebauer and related entities also filed lawsuits in the District of Georgia and District of Delaware, respectively, against certain GloriFi investors alleging, among other things, investor violations under the Racketeer Influenced and Corrupt Organizations Act (RICO) as it relates to GloriFi; these actions have been temporarily stayed in connection with the bankruptcy proceedings but may be resumed. On February 7, 2025, the Chapter 7 Trustee in GloriFi’s bankruptcy proceedings filed a series of adversary proceedings against Mr. Neugebauer and his related entities alleging a series of fraudulent transfers and breaches of fiduciary duties.

In connection with the Company’s IPO, the Company entered into a Registration Rights Agreement, dated as of October 2, 2025 (the “Registration Rights Agreement”), with certain holders of the Company’s securities, including certain of the Participants (collectively, the “Holders”). Pursuant to the terms of the Registration Rights Agreement, the Holders may require the Company to register certain shares of Common Stock held by them for resale and have piggyback rights with respect to certain offerings of Common Stock, including underwritten shelf takedowns and block trades, in each case subject to customary limitations and allocation procedures. The registration rights are transferable in certain circumstances and terminate with respect to any Holder upon the earlier of the fifth anniversary of the Registration Rights Agreement and such time as such Holder no longer holds Registrable Securities (as defined in the Registration Rights Agreement). The Company has agreed to bear customary registration expenses (other than underwriting discounts and commissions and transfer taxes), and the parties have agreed to customary indemnification, contribution, and lock-up provisions.

On August 2, 2025, Mr. Neugebauer received a grant of 7.5 million restricted equity units (as adjusted for a 3-for-1 stock split effected upon consummation of the IPO), which were subsequently converted to restricted stock units in connection with the IPO. On October 6, 2025, the Company entered into an Employment Agreement (the “Neugebauer Employment Agreement”) with Mr. Neugebauer, pursuant to which Mr. Neugebauer served as the Company’s Chief Executive Officer. Mr. Neugebauer also served as the Company’s President and as a member of the Board. The Neugebauer Employment Agreement provided Mr. Neugebauer with an annual base salary of $500,000 and equity-based compensation. Upon the termination of Mr. Neugebauer’s employment by the Company without cause on April 17, 2026, all of Mr. Neugebauer’s outstanding equity and equity-based awards vested in full, subject to applicable tax-related provisions.

During a Board meeting held on April 17, 2026, the Board determined to terminate Mr. Neugebauer’s employment without cause. Mr. Neugebauer’s legal counsel has requested a copy of the minutes and any resolutions from the April 17, 2026 Board meeting, but none have been provided as of the date of this Solicitation Statement. On April 17, 2026, the Company filed a Current Report on Form 8-K stating that Mr. Neugebauer “departed his role” as Chief Executive Officer of the Company, a misleading statement that led news outlets to report that Mr. Neugebauer had voluntarily resigned. The Company also cut off his access to Company systems and did not invite him to Company meetings. However, the Company subsequently informed Mr. Neugebauer that it was taking the position that he remained an employee of the Company. On April 30, 2026, the Company filed Amendment No. 1 to its Current Report on Form 8-K, purporting to re-terminate Mr. Neugebauer’s employment for cause and purporting to automatically remove him from the Board. Mr. Neugebauer rejects the validity of this purported second termination and removal from the Board, and the disclosures in this Solicitation Statement assume that all of his restricted stock units vested in connection with the termination of his employment without cause on April 17, 2026.

On September 30, 2025, the Company entered into a Director Nomination Agreement (the “Director Nomination Agreement”) with TMNN Manager LLC (“TMNN”), for which Mr. Neugebauer is a managing member, Caddis Holdings LLC and MN Trust (each, an “Investor”), effective upon the closing of the IPO. Pursuant to the Director Nomination Agreement, the Company agreed to provide the Investors with certain rights to designate individuals for nomination to the Board and to take all necessary corporate actions to enable each Investor to designate and effect the election or appointment of its director nominee, including by increasing the size of the Board or filling vacancies, subject to applicable law. In the event that any director nominee designated pursuant to the Director Nomination Agreement ceases to serve as a director of the Company, the applicable Investor retains the right to designate a replacement director nominee, subject to the terms of the Director Nomination Agreement. Each Investor’s designation rights are subject to customary limitations and will terminate if such Investor’s beneficial ownership falls to 50% or less of its aggregate holdings immediately following the completion of the IPO, subject to assignment of such rights. Each Investor has further agreed to vote its shares of Common Stock for the directors designated pursuant to the Director Nomination Agreement and to not vote any of its shares of Common Stock in favor of the removal of any director designated pursuant to the Director Nomination Agreement without the prior written consent of the other Investors. Pursuant to the Director Nomination Agreement, MN Trust has designated Miles Everson, Vicksburg (as successor to TMNN’s rights under the Director Nomination Agreement) has designated Larry Kellerman, and Caddis Holdings LLC has designated Rick Perry.

On January 12, 2026, the Company entered into a Non-Exclusive Aircraft “Dry” Lease Agreement (the “Dry Lease Agreement”) with TMNN. Pursuant to the Dry Lease Agreement, TMNN leases to the Company, without crewmembers and throughout the term of the Dry Lease Agreement for discrete periods of use, a specified aircraft. The initial term of the Dry Lease Agreement runs through December 31, 2026, automatically renews for successive one-year terms, and may be terminated by either party on 30 days’ prior written notice. The Dry Lease Agreement also terminates automatically if TMNN sells the aircraft or if the aircraft is destroyed. Under the Dry Lease Agreement, the Company has operational control of the aircraft during each discrete lease period.

Pursuant to the Dry Lease Agreement, the Company is required to pay TMNN a monthly rental fee of $60,000, prorated for the first month, plus hourly flight rental based on a tiered payment schedule of between $2,000 and $5,000. The Company must also pay all direct operating costs and expenses and all fixed costs. As of May 1, 2026, the Company has paid or accrued approximately $758,997.82 under the Dry Lease Agreement for January and February 2026 flight activity. Flight activity for the period from March 1, 2026 through April 17, 2026 is in the process of being invoiced.

On January 12, 2026, the Company entered into an Aircraft Time Sharing Agreement (the “Time Sharing Agreement”) with Mr. Neugebauer and Melissa A. Neugebauer (together, the “Passenger”). Pursuant to the Time Sharing Agreement, the Company agreed to provide a specified aircraft (the same specified aircraft as is the subject of the Dry Lease Agreement), available from time to time on an as-needed and as-available, non-exclusive time-sharing basis to the Passenger. The initial term of the Time Sharing Agreement runs through December 31, 2026, automatically renews for successive one-year terms, and may be terminated by either party on 30 days’ prior written notice. The Time Sharing Agreement also terminates automatically if the registered owner of the aircraft sells the aircraft, if the Company no longer has a lease with said owner with respect to the aircraft, or if the aircraft is destroyed. The Company retains operational control of the aircraft for all flights under the Time Sharing Agreement, provides a qualified flight crew, and is responsible for aircraft maintenance and inspections.

Under the Time Sharing Agreement, the Passenger is required to pay the Company for expenses of operating the flight, in accordance with the Federal Aviation Regulations, including specified flight-related expenses and an additional charge equal to 100% of fuel, oil, lubricant and additive expenses. Charges for any given flight are capped at the lesser of $3,000 per flight hour and the maximum permitted time-sharing amount specified in the Time Sharing Agreement. The Passenger is responsible for applicable taxes, including any federal excise tax imposed as a result of the Passenger’s use of the aircraft. As of May 1, 2026, the Company has been paid approximately $9,600 for activities in January and February 2026 under the Time Sharing Agreement. Payments for the period from March 1, 2026 through April 17, 2026 are under review.

As discussed in more detail elsewhere in this Solicitation Statement, Mr. Neugebauer believes that the Independent Nominees, if elected, should conduct an independent process that fully tests whether shareholders are best served by the standalone plan or by a value-maximizing transaction with a strategic or other counterparty. In the event that, following the reconstitution of the Board, the Company enters into a transaction in which a third party acquires all of the outstanding shares of Common Stock for cash on the same terms for all shareholders, the Fermi Founder Parties’ stake in the Company would be converted into cash at the closing of the transaction, subject to the terms of the transaction. Because the Fermi Founder Parties are currently subject to volume limitations on their ability to sell shares under Rule 144 (which, in general, prohibit the sale of more than the greater of 1% of the outstanding shares of Common Stock or the greater of 1% of the average reported weekly trading volume during the four weeks preceding the filing of a notice of sale on Form 144 in any three-month period), a cash-out merger could provide the Fermi Founder Parties with more immediate liquidity for their stake in the Company than would be available if the Fermi Founder Parties desired to sell their shares in the open market.

On April 30, 2026, Mr. Neugebauer filed two verified Rule 202 petitions, one (the “First Rule 202 Petition”) against Rick Perry, Griffin Perry, Cody Campbell, John Sellers and Steven Meisel (the “First Rule 202 Respondents”), and the other (the “Second Rule 202 Petition” and, together with the First Rule 202 Petition, the “Rule 202 Petitions”) against Marius Haas, Lee McIntire, Jacobo Ortiz and Anna Bofa (collectively with the First Rule 202 Respondents, the “Rule 202 Respondents”), in each case requesting the court authorize discovery pursuant to Rule 202 of the Texas Rules of Civil Procedure. The Rule 202 Petitions request pre-suit discovery, including depositions of each of the Rule 202 Respondents, to investigate potential claims against the Rule 202 Respondents regarding their dealings with and with respect to Mr. Neugebauer. The First Rule 202 Petition has been assigned to the 160th District Court in Dallas County, Texas. The Second Rule 202 Petition has not yet been assigned a court.

On May 1, 2026, Mr. Neugebauer filed a petition in Texas Business Court (the “Business Court”) seeking an emergency temporary restraining order and temporary injunction against the Company and three of its Board members regarding the Company’s purported removal of Mr. Neugebauer from the Board and refusal to provide Mr. Neugebauer access to requested books and records (the “Wrongful Removal Action”). On May 4, 2026, pursuant to an agreement between the parties, Mr. Neugebauer withdrew his request for a temporary restraining order and temporary injunction, and designated Larry Kellerman to the Board, as Vicksburg’s director nominee under the Director Nomination Agreement. Mr. Neugebauer decided to designate Mr. Kellerman to the Board to ensure the Company has a director with critical knowledge and experience during this crucial time period. Mr. Neugebauer expressly reserved all rights with respect to all other issues raised in his initial petition and claims and defenses related to or arising from his employment, the termination thereof, or the Neugebauer Employment Agreement. As of the date hereof, the Wrongful Removal Action is pending.

On May 8, 2026, the Company filed a verified complaint and application for temporary restraining order and preliminary injunction against certain of the Participants in the United States District Court for the Northern District of Texas, seeking a declaration that there is no May 29 Meeting and seeking to enjoin such Participants from taking actions in furtherance of holding the May 29 Meeting, including but not limited to any actions to distribute or file a definitive proxy statement or other soliciting materials in connection with the May 29 Meeting or to solicit proxies in connection with the May 29 Meeting, from engaging in any solicitation by means of any proxy statement, form of proxy, notice of meeting, or other communication, written or oral, containing any statement stating, suggesting, or indicating that the May 29 Meeting has been called or will be held, and from taking any other action to hold or deem to hold the May 29 Meeting (the “May 29 Meeting Action”). On May 10, 2026, Mr. Neugebauer (individually and in his capacity as trustee of the MN Trust) and Vicksburg filed an opposition response and a motion to dismiss the May 29 Meeting Action. On May 13, 2026, the Federal court denied the Company’s request for a temporary restraining order and preliminary injunction. However, the Federal court did not rule on the validity of the May 29 Meeting, and on May 15, 2026, the Company dismissed the May 29 Meeting Action, which preserved the ability of the Company to continue to claim that the May 29 Meeting was invalid or had been cancelled and bring lawsuits seeking to prevent the May 29 Meeting or refuse to recognize its results.

On May 13, 2026, the same day that the Company’s TRO application was denied in the May 29 Meeting Action, the Board adopted the Insiders Veto Amendment, which as described above raised the threshold to amend Section 3.2 of the Bylaws, including to authorize shareholders to increase the size of the Board, to 70% of outstanding shares. The Insiders Veto Amendment, if in effect at the time of the Special Meeting, would raise the threshold to adopting the Board Increase Proposal and the Bylaws Restoration Proposal (as it relates to Section 3.2 of the Bylaws) to 70% of outstanding shares of Common Stock. That same day, the Company filed a petition in Business Court seeking a declaration that the Insiders Veto Amendment adopted that night was valid and naming the Fermi Founder Parties and the Independent Nominees as defendants (the “Insiders Veto Clearance Action”). The Company requested expedited final judgment resolution, without any discovery that could reveal evidence of their entrenched, self-interested motivations. The Fermi Founder Parties believe that the adoption of the Insiders Veto Amendment and the filing of the Insiders Veto Clearance Action are unprecedented departures from corporate governance norms in the United States and were taken with the intention of entrenching the incumbent Board majority indefinitely and disenfranchising shareholders at the Special Meeting. On May 19, 2026, the Fermi Founder Parties sent a letter to the Business Court agreeing that the matter should be resolved promptly but requesting that the Court deny Fermi’s request for expedited resolution without discovery. On May 27, 2026, the Individual Nominees filed a motion to dismiss asserting that the Company’s claim against them has no basis in law and that they should be dismissed from the suit. As of the date hereof, the Insiders Veto Clearance Action is pending.

Except as otherwise set forth in this Solicitation Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contracts, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Special Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company; (xv) there are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries; and (xvi) with respect to each of the Participants, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

CERTAIN INFORMATION REGARDING FERMI

Based on information publicly disclosed by Fermi, its principal executive office is located at 620 S. Taylor St., Suite 301, Amarillo, TX 79101.

Fermi is subject to the periodic reporting requirements of the Exchange Act and is required to file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available free of charge on the SEC’s website at www.sec.gov.

The information concerning Fermi contained in this Solicitation Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to Fermi contained in this Solicitation Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to Fermi’s books and records, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

FORWARD-LOOKING STATEMENTS

This Solicitation Statement may include forward-looking statements that reflect the Fermi Founder Parties’ current views with respect to future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” or similar words are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward-looking statements made in this Solicitation Statement are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Fermi Founder Parties will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business, operations or financial condition. Except to the extent required by applicable law, the Fermi Founder Parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

This Solicitation Statement is dated June 10, 2026. You should not assume that the information contained in this Solicitation Statement is accurate as of any date other than such date, and the mailing of this Solicitation Statement to shareholders shall not create any implication to the contrary.

SCHEDULE I

Form of Board Size Proposal

To amend and restate Section 3.2 of the Bylaws to permit shareholders to determine the number of directors, in the form set forth below:

3.2 Number and Tenure

The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the Certificate of Formation fixes the number of directors, the number of directors shall be determined from time to time by either resolution of the Board of Directors or a resolution of the shareholders adopted at an annual or special meeting of shareholders, or action by written consent in lieu thereof. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. As set forth in Article V of the Certificate of Formation, the directors shall initially be divided into three classes (each, a “Class”) as nearly equal in size as is practicable, designated Class I, Class II and Class III, until the annual meeting of shareholders to be held in 2029, at which time, a phase-in of a declassified Board of Directors shall begin as specified in the Certificate of Formation. Except as otherwise provided in the Certificate of Formation, each director shall serve for a term ending on the date of the third annual meeting of shareholders next following the annual meeting at which such director was elected. Commencing with the annual meeting of shareholders to be held in 2029, directors succeeding those whose terms are then expired shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the year following the year of their election. Commencing with the annual meeting of shareholders to be held in 2031, the classification of the Board of Directors shall fully terminate, and all directors shall be of one class and elected at each annual meeting of shareholders.

The directors shall be elected at each annual meeting of the shareholders, except as provided in Section 3.3 of this Article III, and each director elected shall hold office until the expiration of the term for which elected and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be shareholders of the Corporation.

I-1

SCHEDULE II

Form of Fair Elections Proposal

To amend and restate Section 2.16(f) of the Bylaws to clarify and affirm that shareholders may nominate directors at special meetings of shareholders of the Company called for that purpose, including the Special Meeting, in the form set forth below:

(f) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as is a proper matter for shareholder action under Texas law and as shall have been brought before the meeting pursuant to the notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting (i) by or at the direction of the Board of Directors (or any authorized committee thereof) or (ii) by any shareholder of the Corporation who (A) is a shareholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) at the time the notice provided for in this Section 2.16 is delivered to the Secretary of the Corporation, upon the record date for the determination of shareholders entitled to vote at the special meeting through the date of such meeting, (B) who is entitled to vote at the meeting and upon such election and (C) who complies with the notice procedures set forth in this Section 2.16. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by this Section 2.16 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the Close of Business on the 90th day prior to such special meeting and not earlier than the Close of Business on the later of the 120th day prior to such special meeting or, if the first Public Disclosure of the date of such special meeting is less than 100 days prior to the date of such special meeting, not later than the 10th day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period) for the giving of a shareholder’s notice as described above. Notwithstanding anything in these Bylaws to the contrary, (x) this Section 2.16 shall not apply at the special meeting of shareholders at which this Section 2.16(f) is amended to insert this sentence, (y) Vicksburg Investments Management LLC, or a representative thereof, shall be entitled to nominate one or more directors and submit one or more business proposals at such special meeting of shareholders by presenting such nominations or other business proposals from the floor, and (z) neither the Board nor any other representatives of the Corporation shall take any steps to interfere with the presentation and vote on such nominations or proposals at such special meeting of shareholders.

II-1

SCHEDULE III

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

This Schedule III sets forth all transactions with respect to the purchase and sale of securities of the Company effected during the past two years by Vicksburg, Mr. Neugebauer and MN Trust.

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

VICKSBURG INVESTMENTS MANAGEMENT LLC

Conversion of Fermi LLC Units, on a 3-for-1 basis, to Common Stock in connection with the conversion of Fermi LLC into Fermi Inc.	40,156,376	September 30, 2025
Conversion of $42.87 million of convertible notes in connection with the IPO (“Note Settlement”)(1)	5,085,411	October 1, 2025
Transfer of Common Stock in connection with Note Settlement(1)	(5,085,411)	October 1, 2025
Transfer of Common Stock from an affiliate	4,500,000	December 19, 2025

(1)	In connection with the IPO, an aggregate principal amount of $42.87 million of convertible notes entered into between Vicksburg and third-party investors converted into 5,085,411 shares of Common Stock.

TOBY R. NEUGEBAUER

Vesting of restricted stock units(2)	7,500,000	April 17, 2026

(2)	Upon the termination of Mr. Neugebauer’s employment by the Company without cause on April 17, 2026, all of Mr. Neugebauer’s outstanding equity and equity-based awards vested in full, subject to applicable tax-related provisions.

MELISSA A. NEUGEBAUER 2020 TRUST

Conversion of Fermi LLC Units, on a 3-for-1 basis, to Common Stock in connection with the conversion of Fermi LLC into Fermi Inc.	94,359,659	September 30, 2025

III-1

SCHEDULE IV

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the beneficial ownership of Common Stock as of April 26, 2026 (the “Beneficial Ownership Date”), the date of the beneficial ownership of the Company’s directors and officers as reported in the Company’s Amendment No. 1 to its Annual Report for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026 (the “Form 10-K/A”).

The percentages set forth below are calculated based upon an aggregate of 637,574,239 shares of Common Stock outstanding as of April 26, 2026, as reported in the Form 10-K/A.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
Executive Officers and Directors
Miles Everson(1)	6,669,791	1.0%
Larry Kellerman(2)	11,700,000	1.8%
Mesut Uzman	-	-
Jacobo Ortiz Blanes(3)	24,575,417	3.9%
Charlie Hamilton(4)	8,975,910	1.4%
Marius Haas(5)	900,000	*
Rick Perry(6)	16,516,350	2.6%
Cordel Robbin-Coker	-	-
Lee McIntire	141,069	*
Jeffrey S. Stein	-	-
Anna Bofa	-	-
All directors and executive officers as a group (12 persons)	69,478,537	10.7%

*	Less than 1%

(1)	Consists of (i) 5,769,791 shares held by Mr. Everson and (ii) 900,000 shares of common stock held by Lady Bird Advisory LLC. Mr. Everson is a managing member of Lady Bird Advisory LLC. The address of Lady Bird Advisory LLC is 1211 W Riverside Dr, #2602, Austin, Texas 78704.

(2)	Consists of 11,700,000 shares of common stock held by TFC Utilities Energy LLC. Larry Kellerman is a managing member of TFC Utilities Energy LLC. The address of TFC Utilities Energy LLC is 1707 L Street NW, Suite 400, Washington, DC 20036.

(3)	Consists of (i) 1,269,092 shares of common stock held directly by Mr. Ortiz, (ii) 11,250,000 shares of common stock held by Las Brisas Financial Services LLC, (iii) 11,703,082 shares of common stock held by Amarillo Tech Opportunity I, LLC, and (iv) 353,243 shares of common stock held by Amarillo Tech Opportunity II, LLC. Mr. Ortiz is a managing member of Las Brisas Investment Management, LLC, the general partner of Las Brisas Financial Services LLC, and a managing member of Dorado Partners LLC, the general partner of Amarillo Tech Opportunity II, LLC. Mr. Ortiz has shared investment power with respect to the Amarillo Tech Opportunity II shares. The address of each of Las Brisas Investment Management, LLC, Las Brisas Financial Services LLC, Dorado Partners LLC, Amarillo Tech Opportunity I, LLC, and Amarillo Tech Opportunity II, LLC is Metro Office Park, 8 Street 1, Suite 300, Guaynabo, Puerto Rico 00968.

(4)	Consists of (i) 1,325,910 shares of common stock held directly by Mr. Hamilton, (ii) 3,825,000 shares of common stock held by Gracious Endurance Trust, and (iii) 3,825,000 shares of common stock held by Steadfast Endurance Trust. Charlie Hamilton is a trustee of Gracious Endurance Trust and Steadfast Endurance Trust. The address of Gracious Endurance Trust and Steadfast Endurance Trust is 1381 Paseo Don Juan, San Juan, Puerto Rico 00907.

(5)	Consists of 900,000 shares of common stock held by H4C, LLC. Marius Haas is a managing member of H4C, LLC. The address of H4C, LLC is 2001 Frances Dr, Austin, Texas 78746.

(6)	Consists of 16,516,350 shares of common stock held by EPG Holdings LLC. James Richard Perry is the managing member of EPG Holdings LLC. The address of EPG Holdings LLC is 200 Oak Run Lane, Round Top, Texas 78954.

The following table sets forth the beneficial ownership of Common Stock as of the Beneficial Ownership Date for each person who is known by the Participants to beneficially own more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
5% Shareholders
Toby R. Neugebauer(1)	146,516,035	22.7%
Caddis Holdings, LP(2)	60,946,450	9.6%
Robert Randolph Neugebauer(3)	45,241,788	7.1%
Pencross Energy, LLC(4)	51,875,000	8.1%

(1)	Consists of (i) 94,359,659 shares of common stock held by Melissa A. Neugebauer 2020 Trust, for which Mr. Neugebauer may be deemed to hold shared voting and investment power, (ii) 44,656,376 shares of common stock held by Vicksburg Investments Management LLC, for which Mr. Neugebauer may be deemed to hold shared voting and investment power, and (iii) 7,500,000 shares of Common Stock underlying restricted stock units held by Mr. Neugebauer that vested in connection with his termination without cause. Mr. Neugebauer disclaims beneficial ownership of the shares held by the Melissa A. Neugebauer 2020 Trust except to the extent of his pecuniary interest therein. Mr. Neugebauer is the investment trustee for the Melissa A. Neugebauer 2020 Trust and a managing member of Vicksburg Investments Management LLC. The address of each of the Melissa A. Neugebauer 2020 Trust and Vicksburg Investments Management LLC is 10777 Strait Lane, Dallas, Texas 75229.

(2)	Information based on a Schedule 13G/A filed with the SEC on April 15, 2026. Griffin Perry is the manager of Caddis Capital, LLC, which is the general partner of Caddis Holdings, LP, and each of Mr. Perry and Caddis Capital, LLC may be deemed to hold shared voting and investment power with respect to the shares held by Caddis Holdings, LP. The address for Caddis Holdings, LP and Caddis Capital, LLC is 1333 Oak Lawn Avenue, Suite 900, Dallas, Texas 75207. As of the date hereof, such persons beneficially own 57,446,450 shares of Common Stock (representing 9.1% of outstanding shares of Common Stock), based on a Schedule 13D filed with the SEC on May 15, 2026.

(3)	Information based on a Schedule 13G filed with the SEC on November 14, 2025. Consists of (i) 22,620,894 shares of common stock held by Neugebauer 1998 Children’s Trust FBO Nathan R. Neugebauer and (ii) 22,620,894 shares of common stock held by Neugebauer 1998 Children’s Trust FBO Noah T. Neugebauer (collectively, the “1998 Children’s Trusts”). Robert Randolph Neugebauer serves as the trustee of the 1998 Children’s Trusts and may be deemed to hold shared voting and investment power with respect to the shares held by the 1998 Children’s Trusts. The address of 1998 Children’s Trusts is 10777 Strait Lane, Dallas, Texas 75229. As of the date hereof, the Fermi Founder Parties believe that Robert Randolph Neugebauer no longer beneficially owns 5.0% of outstanding shares.

(4)	Information based on a Schedule 13G/A filed with the SEC on February 17, 2026. Steven Meisel is the managing member of Pencross Energy, LLC, and may be deemed to hold shared voting and investment power with respect to the shares held by Pencross Energy, LLC. The address of Pencross Energy, LLC is 5728 Lyndon B. Johnson Freeway, Suite 200, Dallas, Texas 75240. As of the date hereof, such persons no longer beneficially own 5.0% of outstanding shares, based on a Schedule 13G/A filed with the SEC on May 15, 2026.

[FORM OF GREEN AGENT DESIGNATION CARD]

AGENT DESIGNATION
SOLICITED BY
TOBY R. NEUGEBAUER
AND THE OTHER PARTICIPANTS IN HIS SOLICITATION

THE BOARD OF DIRECTORS OF FERMI INC.
IS NOT SOLICITING THIS AGENT DESIGNATION

Toby R. Neugebauer and his affiliated entities, Vicksburg Investments Management LLC and Melissa A. Neugebauer 2020 Trust (collectively with Mr. Neugebauer, the “Fermi Founder Parties”), and the other participants in the solicitation (together with the Fermi Founder Parties, the “Participants”) are soliciting this agent designation for the appointment of the Designated Agents (as defined below) to call a special meeting of the shareholders of Fermi Inc. (the “Company”). The Board of Directors of the Company (the “Board”) is not soliciting this agent designation.

Each of the undersigned hereby constitutes and appoints Toby R. Neugebauer and John Ferguson, and each of them, with full power of substitution and resubstitution, as the proxies and agents of the undersigned (said proxies and agents, together with each substitute appointed by them, if any, collectively, the “Designated Agents”) in respect of all shares of common stock of the Company (the “Common Stock”) that are now owned or may be hereafter owned by the undersigned to do any or all of the following, to which each of the undersigned hereby consents.

The undersigned acknowledges the information set forth in the definitive Solicitation Statement filed with the Securities and Exchange Commission on June 10, 2026 by the Fermi Founder Parties and the other Participants named therein, which information is incorporated by reference herein. The undersigned further authorizes and designates the Designated Agents to collect and deliver this request to the Company, and to deliver any other information required in connection therewith.

This request supersedes, and the undersigned hereby revokes, any earlier-dated revocation which the undersigned may have submitted to the Fermi Founder Parties, the Company or any designee of either.

PLEASE SIGN, DATE AND MAIL THIS CONSENT CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

(1)	Call a special meeting of shareholders of the Company (the “Special Meeting”) to be held as soon as practicable for the purpose of considering and voting upon the following proposals (each as more fully described and set forth in the Solicitation Statement dated June 10, 2026):

(a)

To repeal any provisions of the Company’s Bylaws (the “Bylaws”) in effect at the time this proposal becomes effective, including any amendments thereto, which were not included in the Bylaws that were in effect and were filed with the Securities and Exchange Commission on October 3, 2025 and were adopted unilaterally by the Board without shareholder approval, including the amendments adopted by the Board on May 13, 2026 that create a supermajority threshold for shareholders to adopt the proposal set forth under clause (b).

(b)	To amend and restate Section 3.2 of the Bylaws to permit the Company’s shareholders to determine the number of directors on the Board in the form set forth in Schedule I to the Solicitation Statement.

(c)	To amend and restate Section 2.16(f) of the Bylaws to clarify and affirm that shareholders may nominate directors at special meetings of shareholders of the Company called for that purpose, including the Special Meeting, in the form set forth in Schedule II to the Solicitation Statement.

(d)	Contingent upon the adoption of the proposal set forth under clause (b), to fix the number of directors on the Board at seven directors more than the number of directors constituting the Company’s Board at the time this proposal becomes effective.

(e)	Contingent upon the adoption of the proposals set forth under clauses (b) and (d), to elect seven director candidates to serve as directors of the Company: David A. Daglio, Charles M. Elson, Sheila Hooda, John T. Jimenez, Toby R. Neugebauer, Juan A. Pujadas and Janet Yang.

(f)	Pursuant to Section 3.4 of the Bylaws, to remove for cause each of Marius Haas, Cordel Robbin-Coker and Lee McIntire as directors of the Company.

(g)	Contingent upon the adoption of the proposal set forth under clause (f), to elect the following three director nominees to serve as directors of the Company, to the extent that such nominees are not elected to the Board pursuant to the proposal set forth under clause (e): David A. Daglio, Toby R. Neugebauer and Juan A. Pujadas.

(2)	Exercise any and all other rights of each of the undersigned or take any actions necessary or advisable on behalf of each of the undersigned incidental to calling the Special Meeting and causing the purposes of the authority expressly granted herein to the Designated Agents to be carried into effect (including, without limitation, calling the Special Meeting, setting the date, time and location of the Special Meeting, and signing and delivering the notice of the Special Meeting); provided, however, that nothing contained in this instrument shall be construed to grant the Designated Agents the right, power or authority to vote any shares of Common Stock owned by the undersigned at the Special Meeting or at any other meeting of shareholders of the Company.

The undersigned CONSENTS to the calling of the Special Meeting and agent designation.	☐
The undersigned DOES NOT CONSENT to the calling of the Special Meeting and agent designation.	☐

If the undersigned returns a validly executed and dated GREEN agent designation card and CONSENTS to the calling of the Special Meeting and agent designation (the first box above), the shares represented hereby will be considered to have consented to the calling of the Special Meeting and agent designation as described above, and will revoke any previously submitted agent designation card or revocation card.

If the undersigned returns a validly executed and dated GREEN agent designation card and DOES NOT CONSENT to the calling of the Special Meeting and agent designation (the second box above), the shares represented hereby will not be considered to have consented to the calling of the Special Meeting and agent designation described below, and will revoke any previously submitted agent designation card or revocation card.

If undersigned returns a validly executed and dated GREEN agent designation card without indicating whether the undersigned consents or does not consent to the calling of the Special Meeting and agent designation (checking no box above), the shares represented hereby will be considered to have consented to the calling of the Special Meeting and agent designation, as recommended by the Fermi Founder Parties.

Date:	, 2026

(Signature)

(Signature, if held jointly)

(Title)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.